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                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549



                                   FORM 8-K
                                CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
            Date of Report (Date of earliest event reported):  June 4, 1998


                       PACIFICARE HEALTH SYSTEMS, INC.
           (Exact name of registrant as specified in its charter)



              Delaware                  000-21949            95-4591529
   (State or other jurisdiction of     (Commission         (IRS Employer
   incorporation or organization)      File Number)    Identification Number)



           3120 Lake Center Drive, Santa Ana, California  92704
        (Address of principal executive offices, including zip code)

     (Registrant's telephone number, including area code)  (714) 825-5200

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

ITEM 5.  OTHER EVENTS

REDEMPTION OF SERIES A PREFERRED STOCK

On May 22, 1998, PacifiCare Health Systems, Inc. ("PacifiCare" or the "Company") announced that it would redeem its Series A Cumulative Convertible Preferred Stock (the "Series A Preferred Stock") on June 23, 1998, at $25.75 per share plus accrued and unpaid dividends (approximately $0.02 per share), for a total redemption price of approximately $25.77 per share. Each share is convertible into 0.37419548 shares of the Company's Class B Common Stock through June 22, 1998.

DEBT SECURITIES REGISTRATION STATEMENT

The Company has filed a registration statement with the U.S. Securities and Exchange Commission ("SEC") to register $250 million of Debt Securities in one or more series (collectively, the "Debt Securities"). The Debt Securities are to be issued under an indenture to be dated as of June 1, 1998, as supplemented from time to time (the "Indenture"), between the Company and Chase Manhattan Bank and Trust Company, National Association, as trustee (the "Trustee").

The Company intends to file an amendment to the registration statement related to the offering of the Debt Securities. The amendment will provide that the obligations of the Company to pay the principal of, premium, if any, and interest on the Debt Securities may be guaranteed on a full, unconditional and joint and several basis by PacifiCare Operations, Inc. and
FHP International Corporation (the "Subsidiary Guarantors").   The guarantees
will be further described in the registration statement (as amended), including the prospectus and/or prospectus supplement relating to any particular series of Debt Securities.

In connection with such guarantees, the Company is providing in this filing additional financial information concerning the Company, the Subsidiary Guarantors, and the aggregate non-guaranteeing subsidiaries. This additional financial information is being provided through "Subsequent Events" Note 11 to the consolidated financial statements for the year ended December 31, 1997 and in "Subsequent Events" Note 8 to the condensed consolidated statements for the quarter ended March 31, 1998. The Company's financial statements for such periods are included herein but are otherwise unchanged.

The Subsidiary Guarantors are holding companies rather than operating companies, and most of their subsidiaries are subject to HMO or insurance regulations. The regulated subsidiaries are generally required to satisfy minimum equity, capital, deposit and/or reserve requirements. At December 31, 1997, these requirements approximated $195 million. These requirements, which limit the ability of the regulated subsidiaries to transfer funds to the Subsidiary Guarantors, may impact the amount of funds that may be paid by the subsidiaries to the Subsidiary Guarantors. In addition, the rights of the Subsidiary Guarantors and the rights of their creditors, including holders of the Debt Securities, to participate in any distribution of the assets of a subsidiary upon the liquidation or recapitalization of such subsidiary will be subject to the prior claims of certain of the subsidiary's creditors, except to the extent that a Subsidiary Guarantor itself may be a creditor with recognized claims against the subsidiary.

                        PACIFICARE HEALTH SYSTEMS, INC.
                          CONSOLIDATED BALANCE SHEETS

                                                                       DECEMBER 31,  DECEMBER 31,  SEPTEMBER 30,
                                                                           1997          1996          1996
                                                                       ------------  ------------  -------------
                                                                         (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                     ASSETS
Current assets:
  Cash and equivalents...............................................   $  680,674    $  367,748    $   142,818
  Marketable securities..............................................      864,708       594,734        557,275
  Receivables, net...................................................      301,345       156,212        169,545
  Prepaid expenses and other current assets..........................       32,194         8,876          8,274
  Deferred income taxes..............................................      112,037        54,745         56,295
                                                                       ------------  ------------  -------------
    Total current assets.............................................    1,990,958     1,182,315        934,207
                                                                       ------------  ------------  -------------
Property, plant and equipment at cost, net of accumulated
  depreciation and amortization......................................      235,943        91,239         93,816
Marketable securities--restricted....................................      145,989        35,399         32,406
Goodwill and intangible assets, net..................................    2,458,463       227,422        228,834
Other assets.........................................................       36,605        25,097         10,199
                                                                       ------------  ------------  -------------
                                                                        $4,867,958    $1,561,472    $ 1,299,462
                                                                       ------------  ------------  -------------
                                                                       ------------  ------------  -------------

                                      LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Medical claims and benefits payable................................   $  715,600    $  278,800    $   268,000
  Accounts payable...................................................      145,615        15,992         31,082
  Accrued liabilities................................................      205,320        75,284         92,945
  Accrued compensation and employee benefits.........................       78,589        52,550         46,930
  Income taxes payable...............................................       --            19,056          1,325
  Unearned premium revenue...........................................      491,808       256,416         24,059
  Long-term debt due within one year.................................          154         1,511          6,323
                                                                       ------------  ------------  -------------
    Total current liabilities........................................    1,637,086       699,609        470,664
                                                                       ------------  ------------  -------------
Long-term debt due after one year....................................    1,011,234         1,370          5,183
Deferred income taxes................................................      102,793        --            --
Other liabilities....................................................       54,283        --            --
Minority interest....................................................          375           391            391
Commitments and contingencies
  Shareholders' equity:
    Preferred shares, par value $0.01 per share; 40,000 shares authorized; 10,517 shares of Series A Convertible Preferred
      Stock issued and outstanding at December 31, 1997 ($262,926
      aggregate liquidation value)...................................          105        --            --
    Class A common shares, par value $0.01 per share; 100,000 shares authorized; 14,794, 12,380 and 12,380 shares issued at December
      31, 1997 and 1996 and September 30, 1996, respectively.........          148           124            124
    Class B common shares, par value $0.01 per share; 100,000 shares authorized; 27,201, 18,922 and 18,912 shares issued at December
      31, 1997 and 1996 and September 30, 1996, respectively.........          272           189            189
    Additional paid-in capital.......................................    1,599,229       373,405        370,442
    Unrealized gains on available-for-sale securities, net of taxes..        9,993         3,451          1,293
    Retained earnings................................................      452,440       482,933        451,176
                                                                       ------------  ------------  -------------
      Total shareholders' equity.....................................    2,062,187       860,102        823,224
                                                                       ------------  ------------  -------------
                                                                        $4,867,958    $1,561,472    $ 1,299,462
                                                                       ------------  ------------  -------------
                                                                       ------------  ------------  -------------

                            See accompanying notes.

                        PACIFICARE HEALTH SYSTEMS, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                     THREE MONTHS
                                                        YEAR ENDED       ENDED       YEAR ENDED     YEAR ENDED
                                                       DECEMBER 31,  DECEMBER 31,   SEPTEMBER 30,  SEPTEMBER 30,
                                                           1997          1996           1996           1995
                                                       ------------  -------------  -------------  -------------
                                                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenue:
  Commercial premiums................................   $3,728,243    $   498,832    $ 1,866,830    $ 1,512,080
  Government premiums (Medicare and Medicaid)........    5,206,919        722,748      2,720,698      2,170,885
  Other income.......................................       47,518         13,295         49,777         48,057
                                                       ------------  -------------  -------------  -------------
    Total operating revenue..........................    8,982,680      1,234,875      4,637,305      3,731,022
Expenses:
Health care services:
  Commercial services................................    3,199,885        421,080      1,550,372      1,247,905
  Government services................................    4,458,994        618,265      2,322,375      1,829,230
                                                       ------------  -------------  -------------  -------------
    Total health care services.......................    7,658,879      1,039,345      3,872,747      3,077,135
Marketing, general and administrative
  expenses...........................................    1,055,080        153,135        575,928        498,445
Impairment, disposition, restructuring and other
  charges............................................      154,507        --              75,840        --
Office of Personnel Management charge................       --            --              25,000        --
Amortization of goodwill and intangible assets.......       70,219          1,861          9,153          7,199
                                                       ------------  -------------  -------------  -------------
Operating income.....................................       43,995         40,534         78,637        148,243
Interest income......................................       80,665         12,652         46,237         39,406
Interest expense.....................................      (64,536)          (350)        (2,094)        (5,549)
                                                       ------------  -------------  -------------  -------------
Income before income taxes...........................       60,124         52,836        122,780        182,100
Provision for income taxes...........................       81,825         21,079         50,827         74,005
                                                       ------------  -------------  -------------  -------------
Net income (loss)....................................   $  (21,701)   $    31,757    $    71,953    $   108,095
                                                       ------------  -------------  -------------  -------------
                                                       ------------  -------------  -------------  -------------
Preferred dividends..................................       (8,792)       --             --             --
                                                       ------------  -------------  -------------  -------------
Net income (loss) available to common shareholders...   $  (30,493)   $    31,757    $    71,953    $   108,095
                                                       ------------  -------------  -------------  -------------
                                                       ------------  -------------  -------------  -------------
Basic earnings (loss) per share......................   $    (0.75)   $      1.01    $      2.31    $      3.69
                                                       ------------  -------------  -------------  -------------
                                                       ------------  -------------  -------------  -------------
Diluted earnings (loss) per share....................   $    (0.75)   $      1.00    $      2.27    $      3.62
                                                       ------------  -------------  -------------  -------------
                                                       ------------  -------------  -------------  -------------

                            See accompanying notes.

                        PACIFICARE HEALTH SYSTEMS, INC.
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                                   PREFERRED SHARES          CLASS A COMMON SHARES
PERIODS ENDED DECEMBER 31, 1997 AND 1996 AND SEPTEMBER 30,     ------------------------  -----------------------------
1996 AND 1995                                                  OUTSTANDING    AMOUNT      OUTSTANDING       AMOUNT
-------------------------------------------------------------  -----------  -----------  --------------  -------------
                                                                                   (IN THOUSANDS)
Balances at September 30, 1994...............................      --        $  --             12,238      $     122
                                                               -----------       -----        -------          -----
Issuance of common stock in connection with public
  offering...................................................      --           --             --             --
Issuance of common stock upon exercise of stock options......      --           --                 93              1
Issuance of common stock under incentive plan................      --           --             --             --
Tax benefit realized upon exercise of stock options..........      --           --             --             --
Cumulative effect of a change in accounting principle, net of
  taxes of $2,474............................................      --           --             --             --
Change in unrealized gains, net of taxes of $5,516...........      --           --             --             --
Net income...................................................      --           --             --             --
                                                               -----------       -----        -------          -----
Balances at September 30, 1995...............................      --           --             12,331            123
                                                               -----------       -----        -------          -----
Issuance of common stock upon exercise of stock options......      --           --                 49              1
Issuance of common stock under incentive plan................      --           --             --             --
Tax benefit realized upon exercise of stock options..........      --           --             --             --
Change in unrealized gains, net of taxes of $2,304...........      --           --             --             --
Net income...................................................      --           --             --             --
                                                               -----------       -----        -------          -----
Balances at September 30, 1996...............................      --           --             12,380            124
                                                               -----------       -----        -------          -----
Issuance of common stock upon exercise of stock options......      --           --             --             --
Issuance of common stock under incentive plan................      --           --             --             --
Tax benefit realized upon exercise of stock options..........      --           --             --             --
Change in unrealized gains, net of taxes of $1,337...........      --           --             --             --
Net income...................................................      --           --             --             --
                                                               -----------       -----        -------          -----
Balances at December 31, 1996................................      --           --             12,380            124
                                                               -----------       -----        -------          -----
Issuance of common stock upon exercise of stock options......      --           --                 75              1
Issuance of common stock under incentive plan................      --           --             --             --
Shares issued in connection with the FHP Acquisition.........      10,517          105          2,339             23
Tax benefit realized upon exercise of stock options..........      --           --             --             --
Change in unrealized gains, net of taxes of $4,035...........      --           --             --             --
Net loss.....................................................      --           --             --             --
Preferred dividends..........................................      --           --             --             --
                                                               -----------       -----        -------          -----
Balances at December 31, 1997................................      10,517    $     105         14,794      $     148
                                                               -----------       -----        -------          -----
                                                               -----------       -----        -------          -----

                                                                                                           UNREALIZED
                                                                                                              GAINS
                                                                                                           (LOSSES) ON
                                                                   CLASS B COMMON SHARES      ADDITIONAL    AVAILABLE
PERIODS ENDED DECEMBER 31, 1997 AND 1996 AND SEPTEMBER 30,     -----------------------------    PAID-IN     FOR-SALE    RETAINED
1996 AND 1995                                                   OUTSTANDING       AMOUNT        CAPITAL    SECURITIES   EARNINGS
-------------------------------------------------------------  --------------  -------------  -----------  -----------  ---------

Balances at September 30, 1994...............................        15,290      $     153    $   141,955   $  --       $ 271,128
                                                                    -------          -----    -----------  -----------  ---------
Issuance of common stock in connection with public
  offering...................................................         3,000             30        197,602      --          --
Issuance of common stock upon exercise of stock options......           245              3          3,284      --          --
Issuance of common stock under incentive plan................            16         --              1,024      --          --
Tax benefit realized upon exercise of stock options..........        --             --              3,683      --          --
Cumulative effect of a change in accounting principle, net of
  taxes of $2,474............................................        --             --            --           (3,808)     --
Change in unrealized gains, net of taxes of $5,516...........        --             --            --            8,752      --
Net income...................................................        --             --            --           --         108,095
                                                                    -------          -----    -----------  -----------  ---------
Balances at September 30, 1995...............................        18,551            186        347,548       4,944     379,223
                                                                    -------          -----    -----------  -----------  ---------
Issuance of common stock upon exercise of stock options......           347              3         13,338      --          --
Issuance of common stock under incentive plan................            14         --              1,172      --          --
Tax benefit realized upon exercise of stock options..........        --             --              8,384      --          --
Change in unrealized gains, net of taxes of $2,304...........        --             --            --           (3,651)     --
Net income...................................................        --             --            --           --          71,953
                                                                    -------          -----    -----------  -----------  ---------
Balances at September 30, 1996...............................        18,912            189        370,442       1,293     451,176
                                                                    -------          -----    -----------  -----------  ---------
Issuance of common stock upon exercise of stock options......            10         --                612      --          --
Issuance of common stock under incentive plan................        --             --            --           --          --
Tax benefit realized upon exercise of stock options..........        --             --              2,351      --          --
Change in unrealized gains, net of taxes of $1,337...........        --             --            --            2,158      --
Net income...................................................        --                           --           --          31,757
                                                                    -------          -----    -----------  -----------  ---------
Balances at December 31, 1996................................        18,922            189        373,405       3,451     482,933
                                                                    -------          -----    -----------  -----------  ---------
Issuance of common stock upon exercise of stock options......           917              9         43,828      --          --
Issuance of common stock under incentive plan................             9         --                756      --          --
Shares issued in connection with the FHP Acquisition.........         7,353             74      1,163,393      --          --
Tax benefit realized upon exercise of stock options..........        --             --             17,847      --          --
Change in unrealized gains, net of taxes of $4,035...........        --             --            --            6,542      --
Net loss.....................................................        --             --            --           --         (21,701)
Preferred dividends..........................................        --             --            --           --          (8,792)
                                                                    -------          -----    -----------  -----------  ---------
Balances at December 31, 1997................................        27,201      $     272    $ 1,599,229   $   9,993   $ 452,440
                                                                    -------          -----    -----------  -----------  ---------
                                                                    -------          -----    -----------  -----------  ---------


PERIODS ENDED DECEMBER 31, 1997 AND 1996 AND SEPTEMBER 30,
1996 AND 1995                                                     TOTAL
-------------------------------------------------------------  ------------

Balances at September 30, 1994...............................  $    413,358
                                                               ------------
Issuance of common stock in connection with public
  offering...................................................       197,632
Issuance of common stock upon exercise of stock options......         3,288
Issuance of common stock under incentive plan................         1,024
Tax benefit realized upon exercise of stock options..........         3,683
Cumulative effect of a change in accounting principle, net of
  taxes of $2,474............................................        (3,808)
Change in unrealized gains, net of taxes of $5,516...........         8,752
Net income...................................................       108,095
                                                               ------------
Balances at September 30, 1995...............................       732,024
                                                               ------------
Issuance of common stock upon exercise of stock options......        13,342
Issuance of common stock under incentive plan................         1,172
Tax benefit realized upon exercise of stock options..........         8,384
Change in unrealized gains, net of taxes of $2,304...........        (3,651)
Net income...................................................        71,953
                                                               ------------
Balances at September 30, 1996...............................       823,224
                                                               ------------
Issuance of common stock upon exercise of stock options......           612
Issuance of common stock under incentive plan................       --
Tax benefit realized upon exercise of stock options..........         2,351
Change in unrealized gains, net of taxes of $1,337...........         2,158
Net income...................................................        31,757
                                                               ------------
Balances at December 31, 1996................................       860,102
                                                               ------------
Issuance of common stock upon exercise of stock options......        43,838
Issuance of common stock under incentive plan................           756
Shares issued in connection with the FHP Acquisition.........     1,163,595
Tax benefit realized upon exercise of stock options..........        17,847
Change in unrealized gains, net of taxes of $4,035...........         6,542
Net loss.....................................................       (21,701)
Preferred dividends..........................................        (8,792)
                                                               ------------
Balances at December 31, 1997................................  $  2,062,187
                                                               ------------
                                                               ------------

                             See accompanying notes

                        PACIFICARE HEALTH SYSTEMS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                      THREE MONTHS
                                                         YEAR ENDED      ENDED       YEAR ENDED     YEAR ENDED
                                                        DECEMBER 31,  DECEMBER 31,  SEPTEMBER 30,  SEPTEMBER 30,
                                                            1997          1996          1996           1995
                                                        ------------  ------------  -------------  -------------
                                                                             (IN THOUSANDS)
Operating activities:
  Net income (loss)...................................   $  (21,701)   $   31,757    $    71,953    $   108,095
  Adjustments to reconcile net income (loss) to net
    cash provided by (used in) operating activities:
  Impairment, disposition, restructuring and other
    charges...........................................      154,507        --             75,840        --
  Amortization of goodwill and intangible assets......       70,219         1,861          9,153          7,199
  Depreciation and amortization.......................       46,658         5,244         22,949         21,436
  Deferred income taxes...............................       25,579           213        (25,783)        (2,834)
  Loss on disposal of property, plant and equipment
    and other.........................................        6,715           191            750          2,147
  Provision for doubtful accounts.....................        5,171           296            999            530
  Office of Personnel Management charge...............       --            --             25,000        --
  Changes in assets and liabilities, net of effects
    from acquisitions:
    Receivables.......................................       10,621        13,037        (55,971)       (27,458)
    Prepaid expenses and other assets.................      (21,621)      (13,745)        (5,038)        (2,489)
    Medical claims and benefits payable...............       (4,704)       10,800        (21,261)       (19,093)
    Accounts payable, accrued liabilities, accrued
      compensation and employee benefits and income
      taxes payable...................................      (93,347)       (7,139)           573         35,756
  Unearned premium revenue............................      235,392       232,357       (172,156)        23,934
                                                        ------------  ------------  -------------  -------------
    Net cash flows provided by (used in) operating
      activities......................................      413,489       274,872        (72,992)       147,223
                                                        ------------  ------------  -------------  -------------
Investing activities:
  Acquisitions, net of cash acquired..................     (999,892)         (358)        (5,403)      (134,971)
  Proceeds from the dispositions of net assets held
    for sale..........................................       76,500        --            --             --
  Purchase of property, plant and equipment...........      (68,533)       (4,614)       (22,728)       (25,035)
  Purchase of marketable securities--restricted.......      (15,475)       (2,993)        (9,298)        (7,114)
  Purchase of marketable securities...................       (8,795)      (33,964)       (30,623)        (6,395)
  Proceeds from the sale of property, plant and
    equipment.........................................        3,154        --            --               3,056
                                                        ------------  ------------  -------------  -------------
    Net cash flows used in investing activities.......   (1,013,041)      (41,929)       (68,052)      (170,459)
                                                        ------------  ------------  -------------  -------------
Financing activities:
  Proceeds from borrowings of long-term debt..........    1,120,000        --            --              83,335
  Principal payments on long-term debt................     (235,166)       (8,625)        (8,625)      (174,483)
  Capitalization of Talbert...........................      (67,000)       --            --             --
  Proceeds from sale of Talbert stock.................       59,598        --            --             --
  Proceeds from issuance of common stock..............       43,838           612         13,342        200,920
  Preferred dividends paid............................       (8,792)       --            --             --
                                                        ------------  ------------  -------------  -------------
    Net cash flows provided by (used in) financing
      activities......................................      912,478        (8,013)         4,717        109,772
                                                        ------------  ------------  -------------  -------------
Net increase (decrease) in cash and equivalents.......      312,926       224,930       (136,327)        86,536
Beginning cash and equivalents........................      367,748       142,818        279,145        192,609
                                                        ------------  ------------  -------------  -------------
Ending cash and equivalents...........................   $  680,674    $  367,748    $   142,818    $   279,145
                                                        ------------  ------------  -------------  -------------
                                                        ------------  ------------  -------------  -------------

                             See accompanying notes.
                                                   TABLE CONTINUED ON NEXT PAGE.

                        PACIFICARE HEALTH SYSTEMS, INC.

                                                                      THREE MONTHS
                                                         YEAR ENDED       ENDED       YEAR ENDED     YEAR ENDED
                                                        DECEMBER 31,  DECEMBER 31,   SEPTEMBER 30,  SEPTEMBER 30,
                                                            1997          1996           1996           1995
                                                        ------------  -------------  -------------  -------------
                                                                             (IN THOUSANDS)
Supplemental cash flow information
  Cash paid during the year for:
    Income taxes......................................   $  100,202     $     794      $  74,092     $    61,166
    Interest..........................................   $   55,282     $     241      $   1,230     $     2,685
Supplemental schedule of noncash investing and
  financing activities:
  Tax benefit realized upon exercise of stock
    options...........................................   $   17,847     $   2,351      $   8,384     $     3,683
  Compensation awarded in Class B Common
    Stock.............................................   $      756     $  --          $   1,172     $     1,024
  Leases capitalized..................................   $   --         $  --          $     183     $       392
Details of unrealized gains on marketable securities:
  Increase (decrease) in marketable securities........   $   10,577     $   3,495      $  (5,955)    $     7,986
  Less (increase) decrease in deferred income taxes...       (4,035)       (1,337)         2,304          (3,042)
                                                        ------------  -------------  -------------  -------------
  Increase (decrease) in shareholders' equity.........   $    6,542     $   2,158      $  (3,651)    $     4,944
                                                        ------------  -------------  -------------  -------------
                                                        ------------  -------------  -------------  -------------
Details of businesses acquired in purchase transac-
  tions:
  Fair value of assets acquired.......................   $3,376,241     $     448      $   9,906     $   152,456
  Less liabilities assumed or created, including notes
    to sellers........................................   (1,168,236)          (90)        (3,023)        (15,909)
  Less common and preferred stock consideration.......   (1,163,595)       --             --             --
                                                        ------------  -------------  -------------  -------------
  Cash paid for acquisitions..........................    1,044,410           358          6,883         136,547
  Cash acquired in acquisitions.......................      (44,518)       --             (1,480)         (1,576)
                                                        ------------  -------------  -------------  -------------
  Net cash paid for acquisitions......................   $  999,892     $     358      $   5,403     $   134,971
                                                        ------------  -------------  -------------  -------------
                                                        ------------  -------------  -------------  -------------

                             See accompanying notes.
                                             TABLE CONTINUED FROM PREVIOUS PAGE.

                        PACIFICARE HEALTH SYSTEMS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  THE REPORTING ENTITY

    A) ORGANIZATION AND OPERATIONS. PacifiCare Health Systems, Inc. (the "Company" or "PacifiCare") owns and operates federally qualified health maintenance organizations ("HMOs"), which arrange health care services principally for a predetermined, prepaid periodic fee to enrolled subscriber groups through independent health care organizations under contract. The Company also offers certain specialty products and services to group purchasers and to other managed care organizations and their beneficiaries, including pharmacy benefit management, life and health insurance, behavioral health services, dental and vision services and Medicare risk management services. UniHealth, a California non-profit public benefit corporation ("UniHealth"), owned approximately 40 percent of the Company's outstanding shares of Class A Common Stock, par value $0.01 per share (the "Class A Common Stock") and one percent of the Company's Class B Common Stock, par value $0.01 per share (the "Class B Common Stock"), at December 31, 1997.

    B) BASIS OF PRESENTATION. The accompanying consolidated financial statements include the accounts of the Company and all significant subsidiaries that are more than 50 percent owned and controlled. All significant intercompany transactions and balances have been eliminated in consolidation.

    C) CHANGE OF YEAR END. In February 1997, the Company's board of directors approved a change in its fiscal year end from September 30 to December 31. Accordingly, the current year ended on December 31, 1997. The accompanying financial statements and notes include results for the three-month transition period ended December 31, 1996, as required by the Securities and Exchange Commission ("SEC").

2.  SIGNIFICANT ACCOUNTING POLICIES

    A) CASH AND EQUIVALENTS. Cash and equivalents are defined as cash, money market funds and certificates of deposit with a maturity, on acquisition date, of three months or less.

    B) MARKETABLE SECURITIES. All marketable securities (which include municipal bonds, corporate notes, commercial paper and U.S. Treasury securities), except marketable securities-restricted, are designated as available-for-sale. Accordingly, marketable securities are carried at fair value and unrealized gains or losses, net of applicable income taxes, are recorded in shareholders' equity. Because marketable securities are available for use in current operations, they are classified as current assets without regard to the securities' contractual maturity dates.

    The Company is required by state regulatory agencies to set aside funds for the protection of their plan members in accordance with the laws of the various states in which they operate. Such funds are classified as marketable securities-restricted (which includes U.S. government securities and certificates of deposit held by trustees or state regulatory agencies). Marketable securities-restricted are designated as held-to-maturity since the Company has the intent and ability to hold such securities to maturity. Held-to-maturity securities are stated at amortized cost, adjusted for amortization of premiums and accretion of discounts to maturity, and are classified as non-current assets.

    C) CONCENTRATIONS OF CREDIT RISK. Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of investments in marketable securities and commercial premiums receivable. The Company's short-term investments in marketable securities are managed by professional investment managers within guidelines established by the Company's board of directors, which, as a matter of policy, limit the amounts that may be invested in any one issuer. Concentrations of credit risk with respect to commercial premiums receivable are limited due to the large number of

                        PACIFICARE HEALTH SYSTEMS, INC.

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) employer groups comprising the Company's customer base. In management's opinion, the Company had no significant concentrations of credit risk at December 31, 1997.

    D) FAIR VALUE OF FINANCIAL INSTRUMENTS. The Company's consolidated balance sheets include the following financial instruments: cash and equivalents, trade accounts and notes receivable, trade accounts payable and long-term obligations. The Company considers the carrying amounts of current assets and liabilities in the consolidated financial statements to approximate the fair value for these financial instruments because of the relatively short period of time between origination of the instruments and their expected realization. The carrying value of all long-term obligations approximates the fair value of such obligations.

    E) PROPERTY, PLANT AND EQUIPMENT. Property, plant and equipment are recorded at cost; replacements and major improvements are capitalized, while repairs and maintenance are charged to expense as incurred. Upon sale or retirement of property, plant and equipment, the costs and related accumulated depreciation are eliminated from the accounts. Any resulting gains and losses are included in the determination of net income. Property, plant and equipment including assets under capital leases are depreciated using the straight-line method for financial reporting purposes over estimated useful lives ranging from five to 25 years. Leasehold improvements are amortized using the straight-line method over the term of the lease or ten years, whichever is shorter. Accumulated depreciation totaled $129 million, $96 million, and $92 million as of December 31, 1997 and 1996, and September 30, 1996, respectively.

    F) GOODWILL, INTANGIBLE ASSETS AND LONG-LIVED ASSETS. The excess purchase price over the fair value of net assets acquired has been allocated to goodwill and identifiable intangible assets including employer group contracts, Medicare contracts, provider networks and assembled workforce. Goodwill and intangible assets are amortized on a straight-line basis over periods ranging from four to 40 years. Accumulated amortization totaled $84 million, $23 million and $25 million, as of December 31, 1997 and 1996, and September 30, 1996, respectively.

    The Company assesses the recoverability of its goodwill, intangible assets and long-lived assets on an annual basis or whenever adverse events or changes in circumstances or business climate indicate that expected undiscounted future cash flows for individual business units may not be sufficient to support the recorded goodwill and intangible assets. These events may include but are not limited to the exiting of certain markets due to continuous losses or other changes in economic events. If undiscounted cash flows are not sufficient to support the recorded asset, the Company completes an analysis of the economic climate of such business units and a discounted cash flows analysis. If the analysis is insufficient to support the goodwill, intangible or long-lived assets, an impairment is recognized to reduce the carrying value. During 1997 and 1996 the Company recorded pretax charges related to the impairment of goodwill and intangible assets of $124 million and $59 million, respectively (see Note 9--"Impairment, Disposition, Restructuring and Other Charges").

    G) SOFTWARE COSTS. Direct costs associated with the development of computer software are expensed as incurred. These costs totaled $20 million, $3 million, $13 million and $12 million for the year ended December 31, 1997, the three months ended December 31, 1996 and the fiscal years ended September 30, 1996 and 1995, respectively.

                        PACIFICARE HEALTH SYSTEMS, INC.

2.  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    H) PREMIUMS AND REVENUE RECOGNITION. Prepaid health care premiums from the Company's HMOs enrolled groups are reported as revenue in the month in which enrollees are entitled to receive health care. Premiums received prior to such period are recorded as unearned premium revenue. Funds received under the federal Medicare program accounted for approximately 58 percent, 59 percent, 57 percent and 57 percent of total premiums for the year ended December 31, 1997, the three months ended December 31, 1996, and the fiscal years ended September 30, 1996 and 1995, respectively.

    I) HEALTH CARE SERVICES. The Company's HMOs arrange for comprehensive health care services to their members principally through capitation, a fixed monthly payment made without regard to the frequency, extent or nature of the health care services actually furnished. Benefits are provided to enrolled members generally through the Company's contractual relationships with physician groups and hospitals. The Company's contracted providers may, in turn, contract with specialists or referral providers for specific services and are responsible for any related payments to those referral providers.

    The Company's HMOs have various programs that provide incentives to participating medical groups through the use of risk-sharing agreements and other programs. Payments are made to medical groups based on their performance in controlling health care costs while providing quality health care. Expenses related to these programs, which are based in part on estimates, are recorded in the period in which the related services are dispensed.

    The cost of health care provided is accrued in the period it is dispensed to the enrolled members, based in part on estimates for hospital services and other health care costs that have been incurred but not yet reported. The Company has also recorded reserves, based in part on estimates, to indemnify its members against potential referral claims related to insolvent medical groups. The Company's HMOs have stop-loss insurance to cover unusually high costs of care when incurred beyond a predetermined annual amount per enrollee.

    J) PREMIUM DEFICIENCY RESERVES ON LOSS CONTRACTS. The Company assesses the profitability of its contracts for providing health care services to its members when current operating results or forecasts indicate probable future losses. The Company compares anticipated premiums to health care related costs, including estimated payments for providers, commissions and cost of collecting premiums and processing claims. If the anticipated future costs exceed the premiums, a loss contract accrual is recognized (see Note 9--"Impairment, Disposition, Restructuring and Other Charges").

    K) UTILIZATION REVIEW AND CASE MANAGEMENT SERVICES. The Company's HMOs conduct utilization review and case management programs to ensure that their providers deliver a consistent quality of care to members. The utilization review program essentially provides patients with second opinions, while the case management program assigns nurses to complicated, high-risk or chronic cases to evaluate and recommend treatment options to the patient and provider. Exclusive of costs related to the Company's behavioral health product, the HMOs' costs associated with providing these medical services are recorded in marketing, general and administrative expenses and totaled $15 million, $3 million, $12 million and $10 million for the year ended December 31, 1997, the three months ended December 31, 1996 and the fiscal years ended September 30, 1996 and 1995, respectively.

    L) ACCOUNTING FOR STOCK-BASED COMPENSATION. The Company accounts for its stock-based compensation plans under the intrinsic-value method prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (see Note 8--"Employee Benefit Plans"). The intrinsic value

                        PACIFICARE HEALTH SYSTEMS, INC.

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) method requires companies to recognize expense on the issuance of certain options if the market value of the underlying stock of such options on the date of grant exceeds the exercise price. Since the exercise price of the Company's stock options is greater than or equal to the market price of the underlying stock on the date of grant, no compensation expense is recognized in the Company's statements of operations.

    M) TAXES BASED ON PREMIUMS. Certain states in which the Company does business require the remittance of excise, per capita or premium taxes based upon a specified rate for enrolled members or a percentage of billed premiums. Such taxes may be levied in lieu of a state income tax. These amounts are recorded in marketing, general and administrative expenses and totaled $13 million, $2 million, $6 million and $4 million for the year ended December 31, 1997, the three months ended December 31, 1996 and the fiscal years ended September 30, 1996 and 1995, respectively.

    N) INCOME TAXES. The Company recognizes deferred income tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured by applying enacted tax rates and laws to taxable years in which such differences are expected to reverse.

    O) EARNINGS PER SHARE. In 1997, the Financial Accounting Standards Board issued Statement No. 128 ("SFAS 128"), "Earnings per Share." SFAS 128 replaces the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. All earnings per share amounts reported for the years ended September 30, 1996 and 1995 have been presented, and where necessary, were restated to conform to the SFAS 128 requirements. Restated amounts did not vary materially from amounts previously stated. The following table sets forth the computation of the denominator for basic and diluted earnings per share.

                                                             THREE MONTHS
                                               YEAR ENDED        ENDED       YEAR ENDED     YEAR ENDED
                                              DECEMBER 31,   DECEMBER 31,   SEPTEMBER 30,  SEPTEMBER 30,
                                                  1997           1996           1996           1995
                                              -------------  -------------  -------------  -------------
                                                                (AMOUNTS IN THOUSANDS)
Shares outstanding at the beginning of the
  period....................................       31,301         31,292         30,882         27,528
Weighted average number of shares issued:
  FHP Acquisition...........................        8,498         --             --             --
  Exercise of stock options.................          724              3            209          1,750
                                                   ------         ------         ------         ------
Denominator for basic earnings per share....       40,523         31,295         31,091         29,278
Employee stock options......................       --                505            580            586
                                                   ------         ------         ------         ------
Denominator for diluted earnings per
  share.....................................       40,523         31,800         31,671         29,864
                                                   ------         ------         ------         ------
                                                   ------         ------         ------         ------

    The Company's Series A Preferred Stock is convertible to approximately 3.9 million shares of Class B Common Stock. Additionally, the Company has outstanding stock options under its employee and director

                        PACIFICARE HEALTH SYSTEMS, INC.

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) stock option plans. However, since the Company reported a net loss, these potentially dilutive securities were not included in the calculation of the 1997 loss per share because they were anti-dilutive (see Note 6--"Shareholders' Equity" and Note 8--"Employee Benefit Plans").

    P) USE OF ESTIMATES IN PREPARATION OF FINANCIAL STATEMENTS. The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Principal areas requiring the use of estimates include: determination of allowances for doubtful accounts receivable, medical claims and benefits payable, professional and general liability, reserves relating to the United States Office of Personnel Management ("OPM") contract and certain other reserves (see Note 10--"Commitments and Contingencies").

                        PACIFICARE HEALTH SYSTEMS, INC.

3.  MARKETABLE SECURITIES

    The following tables summarize marketable securities as of the dates indicated:

                                                                      GROSS        GROSS
                                                       AMORTIZED   UNREALIZED   UNREALIZED
                                                          COST        GAINS       LOSSES      FAIR VALUE
                                                       ----------  -----------  -----------  ------------
                                                                     (AMOUNTS IN THOUSANDS)
Marketable securities:
  U.S. government and agency.........................  $  427,728   $   9,936    $    (399)  $    437,265
  State, municipal and state and local agency........     244,130       5,773         (731)       249,172
  Corporate debt and other securities................     176,543       1,941         (213)       178,271
                                                       ----------  -----------  -----------  ------------
Total marketable securities..........................     848,401      17,650       (1,343)       864,708
                                                       ----------  -----------  -----------  ------------
Marketable securities--restricted:
  U.S. government and agency.........................     110,555       1,106       (1,021)       110,640
  Municipal and local agency.........................       8,898          45          (42)         8,901
  Corporate debt and other securities................      26,536          39          (39)        26,536
                                                       ----------  -----------  -----------  ------------
Total marketable securities--restricted..............     145,989       1,190       (1,102)       146,077
                                                       ----------  -----------  -----------  ------------
BALANCE AT DECEMBER 31, 1997.........................  $  994,390   $  18,840    $  (2,445)  $  1,010,785
                                                       ----------  -----------  -----------  ------------
                                                       ----------  -----------  -----------  ------------
Marketable securities:
  U.S. government and agency.........................  $  120,683   $   2,635    $    (183)  $    123,135
  State, municipal and state and local agency........     211,871       3,879         (240)       215,510
  Corporate debt and other securities................     256,171       1,055       (1,137)       256,089
                                                       ----------  -----------  -----------  ------------
Total marketable securities..........................     588,725       7,569       (1,560)       594,734
                                                       ----------  -----------  -----------  ------------
Marketable securities--restricted:
  U.S. government and agency.........................       9,637      --           --              9,637
  State, municipal and state and local agency........       8,400      --           --              8,400
  Corporate debt and other securities................      17,362      --           --             17,362
                                                       ----------  -----------  -----------  ------------
Total marketable securities--restricted..............      35,399      --           --             35,399
                                                       ----------  -----------  -----------  ------------
BALANCE AT DECEMBER 31, 1996.........................  $  624,124   $   7,569    $  (1,560)  $    630,133
                                                       ----------  -----------  -----------  ------------
                                                       ----------  -----------  -----------  ------------
Marketable securities:
  U.S. government and agency.........................  $  165,789   $     988    $    (827)  $    165,950
  State, municipal and state and local agency........     205,321       2,986         (207)       208,100
  Corporate debt and other securities................     184,134         662       (1,571)       183,225
                                                       ----------  -----------  -----------  ------------
Total marketable securities..........................     555,244       4,636       (2,605)       557,275
                                                       ----------  -----------  -----------  ------------
Marketable securities--restricted:...................
  U.S. government and agency.........................      15,842      --           --             15,842
  Municipal and local agency.........................       8,020      --           --              8,020
  Corporate debt and other securities................       8,544      --           --              8,544
                                                       ----------  -----------  -----------  ------------
Total marketable securities--restricted..............      32,406      --           --             32,406
                                                       ----------  -----------  -----------  ------------
BALANCE AT SEPTEMBER 30, 1996........................  $  587,650   $   4,636    $  (2,605)  $    589,681
                                                       ----------  -----------  -----------  ------------
                                                       ----------  -----------  -----------  ------------

                        PACIFICARE HEALTH SYSTEMS, INC.

3.  MARKETABLE SECURITIES (CONTINUED)
    As of December 31, 1997 the contractual maturities of the Company's marketable securities were as follows:

                                                                                       MARKETABLE
                                                                                      SECURITIES--
                                                         MARKETABLE SECURITIES         RESTRICTED
                                                         ----------------------  ----------------------
                                                         AMORTIZED               AMORTIZED
                                                            COST     FAIR VALUE     COST     FAIR VALUE
                                                         ----------  ----------  ----------  ----------
                                                                     (AMOUNTS IN THOUSANDS)
Due in one year or less................................  $  198,354  $  199,396  $   61,661  $   60,816
Due after one year through five years..................     204,336     202,985      31,660      31,594
Due after five years through ten years.................     255,746     271,186      26,445      26,811
Due after ten years....................................     189,965     191,141      26,223      26,856
                                                         ----------  ----------  ----------  ----------
                                                         $  848,401  $  864,708  $  145,989  $  146,077
                                                         ----------  ----------  ----------  ----------
                                                         ----------  ----------  ----------  ----------

    During the year ended December 31, 1997, three months ended December 31, 1996, and fiscal year ended September 30, 1996, proceeds from sales and maturities of marketable securities were $3.4 billion, $507 million and $1.4 billion, respectively. Gross realized gains and gross realized losses are included in interest income under the specific identification method.

4.  ACQUISITIONS AND DISPOSITIONS

    A) FHP ACQUISITION--1997. On February 14, 1997, FHP International Corporation ("FHP") was acquired by the Company. Pursuant to the FHP Acquisition, each outstanding share of FHP common stock was exchanged for $17.50 in cash, 0.056 shares of the Company's Class A Common Stock and 0.176 shares of the Company's Class B Common Stock. Each outstanding share of FHP's preferred stock was exchanged for $14.113 in cash and one-half of one share of the Company's Series A Preferred Stock. The Company paid approximately $1.0 billion in cash to holders of FHP common and preferred stock. The terms of the FHP Acquisition also required FHP to contribute $67 million to Talbert Medical Management Corporation ("Talbert"), a wholly owned subsidiary of FHP, which increased its net worth to approximately $60 million on February 14, 1997. Also at that time, FHP sold its investment in Talbert in exchange for a $60 million non-recourse promissory note and rights to purchase shares of Talbert common stock.

    As part of the FHP Acquisition, each former FHP shareholder received Talbert rights. Holders of Talbert rights were able to purchase one share of Talbert common stock for each Talbert right for the subscription price of $21.50 per share. Holders of Talbert rights were entitled to subscribe for all, or any portion of, the shares of Talbert common stock underlying their Talbert rights as well as to subscribe for any unallocated additional shares. In May 1997, Talbert successfully completed its rights offering and shares of Talbert common stock were distributed. Proceeds from the Talbert rights offering were used to repay the non-recourse promissory note issued to FHP.

    The FHP Acquisition has been accounted for as a purchase. Total consideration of approximately $2.2 billion, including $18 million of transaction costs, has been allocated to the assets acquired and liabilities assumed based on estimates of their fair values. The Company recorded fair value increases and decreases in tangible assets and liabilities acquired. Fair value decreases included a $76 million decrease to property, plant and equipment including real property write downs based on appraised values and the

                        PACIFICARE HEALTH SYSTEMS, INC.

4. ACQUISITIONS AND DISPOSITIONS (CONTINUED) abandonment of capitalized software and equipment. The Company also recognized certain liabilities in connection with the acquisition as follows:

    - $62 million of contractual obligations and commitments to conform all of FHP's multiple information systems to one uniform system which will be abandoned upon the final conversion to the Company's operating platform (these costs are direct, incremental and are not related to the development of new software systems that will have future economic benefit);

    - $33 million of severance benefits for the involuntary termination of FHP employees (approximately $23 million had been paid as of December 31, 1997);

    - $33 million of FHP OPM claims (see Note 10--"Commitments and Contingencies"); and

    - $14 million for the estimated lease termination costs of FHP facilities abandoned.

    The fair value of assets acquired and liabilities assumed were $0.9 billion and $1.1 billion, respectively. A total of $2.4 billion, net of related deferred taxes, representing the excess of the purchase price over the fair values of the net assets acquired, has been allocated to goodwill and other acquired intangible assets and is being amortized over a four to 40 year period. Identified intangibles of $365 million include commercial employer group contracts, Medicare contracts, provider networks and assembled workforce.

    B) FLORIDA DISPOSITION--1997. In February 1997, the Company sold the outstanding common stock of its Florida subsidiary, at which time the buyer assumed the daily operations. The sales price, which approximated net book value, totaled $9 million. The close of the sale was completed in July 1997 when the Company received regulatory approval from the state of Florida.

    C) PRO FORMA FINANCIAL STATEMENTS. The Company's consolidated results of operations include FHP from February 14, 1997 and its Florida subsidiary through February 1997. The pro forma information below presents combined results of operations as if the FHP Acquisition, as well as the sale of the Company's Florida subsidiary, had occurred at the beginning of 1996. The pro forma information gives effect to actual operating results prior to the acquisition and adjustments to interest expense, goodwill amortization and income taxes. No adjustment has been made to give effect to any synergies that may be realized as a result of the FHP Acquisition.

                                                                                           THREE MONTHS
                                                                              YEAR ENDED      ENDED
                                                                             DECEMBER 31,  DECEMBER 31,
                                                                                 1997          1996
                                                                             ------------  ------------
                                                                                    (UNAUDITED)
                                                                               (AMOUNTS IN THOUSANDS,
                                                                             EXCEPT PER SHARE AMOUNTS)
Total operating revenue....................................................   $9,541,105    $2,334,094
Pretax income..............................................................   $   45,987    $   66,465
Net income (loss)..........................................................   $  (33,977)   $   34,558
                                                                             ------------  ------------
Basic earnings (loss) per share............................................   $    (0.80)   $     0.77
                                                                             ------------  ------------
Diluted earnings (loss) per share..........................................   $    (0.80)   $     0.76
                                                                             ------------  ------------
                                                                             ------------  ------------

    D) DISPOSITION OF FHP SUBSIDIARIES--1997. In February 1997, the Company announced its intention to sell the Illinois and New Mexico subsidiaries of FHP. The Company classified the subsidiaries as net

                        PACIFICARE HEALTH SYSTEMS, INC.

4. ACQUISITIONS AND DISPOSITIONS (CONTINUED) assets held for sale and assigned carrying values at the net realizable value. FHP of Illinois was sold in October 1997 to The Principal Financial Group. FHP of New Mexico was sold in November 1997 to Presbyterian Healthcare Services. Net losses from the date of the FHP Acquisition through disposition totaling $15 million, and disposition gains totaling $46 million, have been treated as part of the purchase price allocation. The pro forma financial information has not been adjusted for these dispositions because the effects of these dispositions were not significant.

    E) FISCAL 1996 AND 1995 ACQUISITIONS. In January 1996, the Company acquired Psychology Systems, Inc., a California-based managed care behavioral health and employee assistance program company. During fiscal year 1995, the Company acquired Preferred Solutions, a San Jose-based pharmacy benefit management company; ValuCare, a Fresno, California-based HMO; and Pacific Health Plans, a Washington-based HMO. The total purchase price for these acquisitions, including contingent purchase payments, was approximately $131 million. Based on the fair values of the assets and liabilities of the acquired companies, the excess purchase price was approximately $126 million. The acquisitions were accounted for as purchases and the operating results of each completed acquisition were included in the consolidated financial statements from the date of purchase. Amortization of excess purchase price is made over a period not to exceed 40 years. Pro forma results of operations have not been presented because the effects of these acquisitions were not significant.

5.  LONG-TERM DEBT

    In October 1996, the Company entered into a $1.5 billion credit facility under which it borrowed $1.1 billion in February 1997 to pay $1.0 billion in cash consideration to former holders of FHP common and preferred stock and to make other acquisition-related payments. Through December 31, 1997, the Company repaid $210 million of its borrowings under the credit facility, resulting in $910 million outstanding. The Company's credit facility requires mandatory reductions of the outstanding principal balance beginning January 1999 and is required to be paid in full by January 1, 2002. As of December 31, 1997, the outstanding balance on the credit facility would not require a reduction until July 1, 2001. The Company is required to reduce the outstanding balance to $800 million by July 1, 2001 and pay the remaining balance by January 1, 2002. Additional borrowings on the credit facility may result in the Company being subject to earlier mandatory reduction of its outstanding balance. Interest under the credit facility is presently based on the London Interbank Offering Rate ("LIBOR") plus a spread, except for $350 million of the outstanding balance which is covered by interest-rate swap agreements. The average fixed interest rate paid by the Company on the existing swap agreements is approximately six percent. The terms of the credit facility contain various covenants usual for financing of this type, including a minimum net worth requirement, a minimum fixed charge requirement and leverage ratios. At December 31, 1997, the Company was in compliance with all such covenants. On February 14, 1997, the Company assumed $100 million in FHP senior notes which carry an interest rate of seven percent. Interest is payable semiannually and the notes mature on September 15, 2003. Maturities of long-term debt for the next five years are $0.2 million in 1998, $0.1 million in 1999, none in 2000, $910.0 million in 2001, $1.0 million in 2002 and $100.0 million in 2003.

6.  SHAREHOLDERS' EQUITY

    The authorized Preferred Stock of the Company includes 11,000,000 authorized shares of Series A Preferred Stock. Each share of Series A Preferred Stock entitles its owner to convert it at any time to 0.374

                        PACIFICARE HEALTH SYSTEMS, INC.

6.  SHAREHOLDERS' EQUITY (CONTINUED)
shares of Class B Common Stock, assuming no unpaid accrued dividends in arrears. Series A Preferred Stock shareholders also have a preference of $25.00 per share over the Common Stock in the event of involuntary or voluntary liquidation. Dividends on the Series A Preferred Stock accrue at an annual rate of $1.00 per share, are cumulative and payable quarterly when, as and if declared by the board of directors. During 1997, the Company paid $9 million in dividends to its preferred shareholders. There were no unpaid dividends on the Series A Preferred shares at December 31, 1997.

    On or after June 17, 1998, the Series A Preferred Stock may be redeemed at the option of the Company for cash plus unpaid dividends. The redemption price ranges from 103 percent to 100 percent of the stated value of Series A Preferred Stock, or $25.00 per share, in one-half percent decrements for each successive anniversary of June 17, 1998 through 2004. Series A Preferred Stock ranks senior to the Class A and B Common Stock with respect to dividend and liquidation rights, and holders of Series A Preferred Stock generally have no voting rights; however, there are certain exceptions including the right to elect two additional directors if the equivalent of six quarterly dividends payable on the Series A Preferred Stock are in default.

    In March 1995, the Company completed a public offering of 5,175,000 shares of its Class B Common Stock, of which 3,000,000 shares were issued and sold by the Company and 2,175,000 shares were sold by UniHealth. The Company received net proceeds of approximately $198 million from the sale after deducting underwriting discounts and commissions and expenses of the offering payable by the Company. The Company did not receive any of the proceeds from the sale of shares of Class B Common Stock by UniHealth.

                        PACIFICARE HEALTH SYSTEMS, INC.

7. INCOME TAXES

    Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are as follows:

                                                            DECEMBER 31,   DECEMBER 31,  SEPTEMBER 30,
                                                                1997           1996          1996
                                                            -------------  ------------  -------------
                                                                          (IN THOUSANDS)
Current deferred tax assets (liabilities):
  Future benefit from goodwill impairment.................   $   --         $   22,433     $  22,637
  Accrued health care costs...............................        59,938        15,334        14,477
  Accrued compensation....................................        14,939        12,687        11,025
  Accrued expenses........................................        37,819         5,198         5,107
  Other assets............................................        14,447         4,803         2,550
  Depreciation............................................       --                917         2,137
  State franchise taxes...................................         3,852        (1,543)        1,779
  Prepaid expenses........................................        (2,381)       (1,476)       (1,451)
  Unrealized gains on marketable securities...............        (6,550)       (2,075)         (738)
  Pharmacy rebate.........................................       (11,190)       --            --
  Other...................................................         1,163        (1,533)       (1,228)
                                                            -------------  ------------  -------------
                                                             $   112,037    $   54,745     $  56,295
                                                            -------------  ------------  -------------
                                                            -------------  ------------  -------------
Non-current deferred tax assets (liabilities):
  Future benefits from goodwill impairment................   $     3,569    $   --         $  --
  Accrued health care costs...............................         6,314        --            --
  Accrued expenses........................................        22,922        --            --
  Identifiable intangibles................................      (132,067)       --            --
  Depreciation............................................        (7,374)       --            --
  Other...................................................         3,843        --            --
                                                            -------------  ------------  -------------
                                                             $  (102,793)   $   --         $  --
                                                            -------------  ------------  -------------
                                                            -------------  ------------  -------------

                        PACIFICARE HEALTH SYSTEMS, INC.

7. INCOME TAXES (CONTINUED)
    The provision for income taxes consists of the following components for the periods indicated:

                                                            THREE MONTHS
                                               YEAR ENDED      ENDED       YEAR ENDED     YEAR ENDED
                                              DECEMBER 31,  DECEMBER 31,  SEPTEMBER 30,  SEPTEMBER 30,
                                                  1997          1996          1996           1995
                                              ------------  ------------  -------------  -------------
                                                                   (IN THOUSANDS)
Current:
  Federal...................................   $   46,810    $   17,337     $  62,781      $  62,912
  State.....................................        9,436         3,529        13,829         13,927
                                              ------------  ------------  -------------  -------------
  Total current.............................       56,246        20,866        76,610         76,839
Deferred:
  Federal...................................       18,754           163       (22,172)        (2,444)
  State.....................................        6,825            50        (3,611)          (390)
                                              ------------  ------------  -------------  -------------
  Total deferred............................       25,579           213       (25,783)        (2,834)
                                              ------------  ------------  -------------  -------------
  Provision for income taxes................   $   81,825    $   21,079     $  50,827      $  74,005
                                              ------------  ------------  -------------  -------------
                                              ------------  ------------  -------------  -------------

    The following table summarizes significant differences between the provision for income taxes and the amount computed by applying the statutory federal income tax rate to income before income taxes:

                                                YEAR ENDED      THREE MONTHS       YEAR ENDED         YEAR ENDED
                                               DECEMBER 31,    ENDED DECEMBER     SEPTEMBER 30,      SEPTEMBER 30,
                                                   1997           31, 1996            1996               1995
                                              ---------------  ---------------  -----------------  -----------------
                                                                          (IN THOUSANDS)
  Computed expected provision...............          35.0%            35.0%             35.0%              35.0%
  State taxes, net of federal benefit.......          16.9              4.4               4.4                4.9
  Tax exempt interest.......................          (6.3)            (2.0)             (3.6)              (2.2)
  Impairment of non-deductible goodwill.....          54.6           --                   1.8             --
  Amortization of intangibles...............          29.7              0.9               1.5                1.1
  Other, net................................           6.2              1.6               2.3                1.8
                                                     -----              ---               ---                ---
  Provision for income taxes................         136.1%            39.9%             41.4%              40.6%
                                                     -----              ---               ---                ---
                                                     -----              ---               ---                ---

    The majority of the goodwill impairment charges (see Note 9--"Impairment, Disposition, Restructuring and Other Charges") recorded in the fourth quarter of 1997 are not deductible for income tax purposes. Therefore, the Company did not record a benefit for most of these charges. The magnitude of these charges, in conjunction with the inability to record a related income tax benefit, resulted in the Company reporting a disproportionately high effective income tax rate. The 1997 effective income tax rate without the effect of the impairment charges was approximately 50 percent. Excluding the impact of non-deductible goodwill impairment and amortization, the impact of state taxes, net of federal benefit, would have been 5.3 percent for 1997.

                        PACIFICARE HEALTH SYSTEMS, INC.

8.  EMPLOYEE BENEFIT PLANS

    A) SAVINGS AND PROFIT-SHARING PLANS. Substantially all full-time employees of the Company are eligible to participate in a savings and profit-sharing plan. Under the plan, participants may defer up to 12 percent of their annual compensation with the Company matching one-half of the deferral, up to a maximum of three percent of annual compensation per employee. Additionally, the Company automatically contributes two percent of annual compensation per employee to the plan, and at the discretion of the Company's board of directors, an additional amount may be contributed to each participant generally based on a percentage of pretax income. Contributions to the plan totaled $7 million, $3 million, $14 million and $14 million for the year ended December 31, 1997, three months ended December 31, 1996 and the fiscal years ended September 30, 1996 and 1995, respectively.

    FHP had an Employee Stock Ownership Plan that covered substantially all FHP employees. The FHP plan consisted of three separate parts: an employee stock ownership plan (the "ESOP"); a 401(k) plan; and a payroll-based tax credit employee stock ownership plan. Effective February 14, 1997, the payroll-based tax credit employee stock ownership plan was spun off into a separate plan and was terminated. The ESOP portion and the 401(k) portion were continued as part of the FHP plan which, effective February 14, 1997, was converted to a profit-sharing plan (the "FHP Savings Plan"). The FHP Savings Plan was amended to eliminate certain provisions to discontinue distributions in shares of FHP common stock. FHP employees participated in the FHP Savings Plan until December 31, 1997, at which time they became eligible to participate in the Company's plan. In 1998 all eligible participants' balances will be transferred to the Company's plan and The FHP Savings Plan will be merged into the Company's plan. The Company will be making contributions to the FHP Savings Plan for 1997 during 1998.

    FHP maintained a defined contribution pension plan to which it ceased making contributions effective January 1996. All participants in the pension plan vested as of December 31, 1995. The pension plan was terminated effective December 31, 1997, with participants to receive distributions in early 1998.

    B) STOCK OPTION PLANS. The Company has three stock option plans: the 1996 Employee Plan, the 1996 Director Plan and the 1997 Premium Plan. Under the 1996 Employee Plan, officers and key employees are granted options to purchase shares of the Company's common stock at exercise prices equal or greater than the market price on the date of grant. Stock appreciation rights and stock payments may also be awarded under the 1996 Employee Plan. No stock appreciation rights have been awarded under the 1996 Employee Plan. Options granted under the 1996 Employee Plan generally vest over a four-year period with 25 percent of the options vesting each year. During 1997, the Company granted options that vest upon achievement of certain earnings targets. Vested options may be exercised at any time during the ten years subsequent to the date of grant, except upon the death, disability, retirement or termination of employment of the optionee. Options granted under the stock option plans expire ten years from the date of grant. At December 31, 1997, approximately 0.9 million shares were available for awards under the 1996 Employee Plan.

    In 1997, certain holders of the Company's stock options received additional stock options in exchange for waiving the accelerated vesting provision of their options triggered by the FHP Acquisition. Also during 1997, certain stock options were canceled and new options were granted with exercise prices equal to the Company's stock price on the grant date. The new options have a four-year vesting schedule commencing on the date of grant, except for options that vest based on earnings targets that continue to vest based on the original earnings targets.

                        PACIFICARE HEALTH SYSTEMS, INC.

8.  EMPLOYEE BENEFIT PLANS (CONTINUED)
    The 1996 Director Plan provides for the automatic annual grant of options to purchase 5,000 shares of the Company's common stock to each eligible non-officer director of the Company. Options granted under the 1996 Director Plan have a four-year vesting schedule with 25 percent of the options vesting each year after the date of grant.

    In October 1997, the compensation committee adopted the 1997 Premium Priced Stock Option Plan, subject to shareholder approval. Under the 1997 Premium Plan, certain officers of the Company were granted options to purchase shares of the Company's common stock. No participant may receive options to purchase more than 400,000 shares per year. Currently, the maximum number of shares available to grant under this plan is 2.4 million. Fifty percent of the options granted under the 1997 Premium Plan vest within three years of the date of grant if the price of the Company's Class B Common Stock reaches $92.50, which is the exercise price. The remaining 50 percent vest if the price of the Company's Class B Common Stock reaches $114.00 within five years, with the exercise price equal to $114.00. The first 50 percent of the options expire in 2000 if the $92.50 stock price is not achieved and the remaining 50 percent expire in 2002 if the $114.00 stock price is not achieved. During 1997 nearly 2.4 million options were granted under the 1997 Premium Plan.

    Effective with the FHP Acquisition, stock options to purchase shares of FHP common stock were exchanged for options to purchase shares of the Company's Class B Common Stock, along with Talbert rights (see Note 4--"Acquisitions and Dispositions"). Non-qualified stock option activity for the periods indicated was as follows:

                                                             NON-QUALIFIED STOCK OPTIONS
                                              ----------------------------------------------------------
                                               CLASS A   WEIGHTED AVERAGE    CLASS B    WEIGHTED AVERAGE
                                                STOCK     EXERCISE PRICE      STOCK      EXERCISE PRICE
                                              ---------  -----------------  ----------  ----------------
OUTSTANDING AT SEPTEMBER 30, 1995...........    357,084      $    7.77       1,692,311     $    46.38
Granted at market price.....................     --             --             402,150     $    71.34
Exercised...................................    (48,250)     $    9.58        (333,168)    $    35.93
Canceled....................................     --             --            (114,172)    $    64.93
                                              ---------          -----      ----------        -------
OUTSTANDING AT SEPTEMBER 30, 1996...........    308,834      $    7.49       1,647,121     $    53.21
Granted at market price.....................     --             --             358,300     $    80.92
Exercised...................................     --             --              (9,722)    $    62.91
Canceled....................................     --             --            (210,561)    $    80.25
                                              ---------          -----      ----------        -------
OUTSTANDING AT DECEMBER 31, 1996............    308,834      $    7.49       1,785,138     $    55.79
Granted at market price.....................     --             --           1,948,100     $    70.98
Granted in excess of market price...........     --             --           1,187,500     $    92.50
Granted in excess of market price...........     --             --           1,187,500     $   114.00
Exchanged for FHP stock options.............     --             --             933,594     $    51.83
Exercised...................................    (74,784)     $    5.85        (903,029)    $    46.98
Canceled....................................     --             --            (470,347)    $    75.04
                                              ---------          -----      ----------        -------
OUTSTANDING AT DECEMBER 31, 1997............    234,050      $    8.02       5,668,456     $    75.51
                                              ---------          -----      ----------        -------
                                              ---------          -----      ----------        -------

                        PACIFICARE HEALTH SYSTEMS, INC.

8.  EMPLOYEE BENEFIT PLANS (CONTINUED)
    The following is a summary of stock options exercisable as of the dates indicated:

                                                              NON-QUALIFIED STOCK OPTIONS
                                              -----------------------------------------------------------
                                               CLASS A   WEIGHTED AVERAGE    CLASS B    WEIGHTED AVERAGE
                                                STOCK     EXERCISE PRICE      STOCK      EXERCISE PRICE
                                              ---------  -----------------  ----------  -----------------
Exercisable at September 30, 1995...........    342,984      $    7.36         395,114      $   21.23
Exercisable at September 30, 1996...........    308,834      $    7.49         435,474      $   35.57
Exercisable at December 31, 1996............    308,834      $    7.49         728,316      $   45.73
Exercisable at December 31, 1997............    234,050      $    8.02       1,268,710      $   54.62

    The following is a summary of information about options outstanding and options exercisable at December 31, 1997:

                                               OPTIONS OUTSTANDING
                                   -------------------------------------------     OPTIONS EXERCISABLE
                                                   WEIGHTED                     -------------------------
                                                    AVERAGE        WEIGHTED                   WEIGHTED
                                                   REMAINING        AVERAGE                    AVERAGE
                                     NUMBER       CONTRACTUAL      EXERCISE       NUMBER      EXERCISE
RANGE OF EXERCISE PRICES           OUTSTANDING   LIFE (YEARS)        PRICE      EXERCISABLE     PRICE
---------------------------------  -----------  ---------------  -------------  ----------  -------------
CLASS A STOCK:
$1.63 - $19.75...................     234,050              3       $    8.02       234,050    $    8.02
                                   -----------           ---     -------------  ----------       ------
                                   -----------           ---     -------------  ----------       ------
CLASS B STOCK:
$ 0.48 - $19.75..................      75,312              4       $    9.21        75,312    $    9.21
$29.75 - $43.34..................     393,662              6       $   39.14       374,809    $   39.36
$44.75 - $67.00..................   1,664,326              9       $   64.65       572,114    $   62.97
$68.88 - $92.50..................   2,347,656              9       $   82.84       246,475    $   72.32
$114.00..........................   1,187,500             10       $  114.00        --           --
                                   -----------                                  ----------
                                    5,668,456                                    1,268,710
                                   -----------                                  ----------
                                   -----------                                  ----------

    C) PRO FORMA STOCK OPTION DISCLOSURE. Pro forma net earnings and earnings per share information, as required by Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation," has been determined as if the Company had accounted for employee stock options under SFAS 123's fair value method. The fair value of these options was estimated at grant date using a Black-Scholes option pricing model with the following weighted-average assumptions for fiscal 1997 and 1996, respectively: risk-free interest rate of six percent; dividend yield of zero percent; weighted average expected option life of three years; and volatility of the expected market price of the Company's common stock of 43 percent.

    For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the vesting period of the options. The Company's pro forma net income (loss) for the year ended December 31, 1997, three months ended December 31, 1996 and fiscal year ended September 30, 1996 was $(48) million, $31 million and $69 million, respectively, the pro forma basic earnings (loss) per share were $(1.19), $0.99 and $2.24 and pro forma diluted earnings (loss) per share were $(1.19), $0.97 and $2.19 respectively. These pro forma amounts include amortized fair values attributable to options granted after October 1, 1995 only, and therefore are not representative of future pro forma amounts.

                        PACIFICARE HEALTH SYSTEMS, INC.

8.  EMPLOYEE BENEFIT PLANS (CONTINUED)
    The weighted-average fair values on the grant date for options granted at market values for the year ended December 31, 1997, three months ended December 31, 1996 and the fiscal year ended September 30, 1996, were $71.95, $80.95 and $71.53, respectively. The weighted-average fair value on the grant date for options granted in excess of market value during 1997 was $68.63.

9.  IMPAIRMENT, DISPOSITION, RESTRUCTURING AND OTHER CHARGES

    A) YEAR ENDED DECEMBER 31, 1997. The Company recognized pretax charges for the year ended December 31, 1997 totaling $155 million ($129 million or $3.18 diluted loss per share, net of tax). The pretax charges included fourth quarter write-offs associated with the impairment of goodwill in certain of the Company's markets, restructuring charges and certain other charges.

    IMPAIRMENT. The Company recognized a $124 million ($111 million or $2.73 diluted loss per share, net of tax) charge for goodwill and intangible assets that were impaired and no longer recoverable from future operations. These pretax charges relate to the following markets and products:

    - $63 million for the Utah HMO;

    - $40 million for the Washington health plan; and

    - $21 million primarily for discontinued workers' compensation products.

    As discussed in the second quarter, Utah's operating loses were related to lower than expected 1997 premium rate increases coupled with a shift of membership from capitated to non-capitated health care providers as a significant health care provider contract switched from capitation to fee-for-service. The Company agreed to continue this contract to ensure an adequate infrastructure to service the Utah membership. At the same time, the Utah information systems migrated to the standard FHP system in anticipation of the conversion of the FHP system into the Company's common system. As a result, increased utilization under the new fee-for-service contract was not visible until the fourth quarter of 1997 when conversion reconciliations discovered significant unpaid claims as well as claims paid inaccurately. The Company expects that economic and competitive conditions in Utah will continue to minimize premium increases and will make provider capitation contracting difficult. Because the 1997 losses and the cash flow analysis did not support the recoverability of goodwill, the Company recorded an impairment charge and announced that it will exit or otherwise dispose of the Utah operations.

    Since its acquisition, the Washington market has had a history of operating losses. While capitated contracts have been implemented, claims payment issues continue as most providers are not able to administer the claims process. Utilization also continues to be higher than expected. The Company determined that goodwill and intangibles were no longer recoverable and recorded an impairment charge in light of the historical and increasing losses in the market and expected future cash flows.

    The Company owns a subsidiary that provides workers' compensation benefits. In developing its 1998 business plan, the Company determined that California legislation did not allow workers' compensation products to be priced at a competitive rate that would result in the required return on investment. Without a profitable California revenue stream, the remaining business did not support the recoverability of the goodwill and the impairment was recorded.

    The Company is committed to the successful integration of FHP and as part of that process continually assesses the efficiency of its operations and determines whether duplicative functions or

                        PACIFICARE HEALTH SYSTEMS, INC.

9. IMPAIRMENT, DISPOSITION, RESTRUCTURING AND OTHER CHARGES (CONTINUED) facilities exist. As a result of that commitment, the Company identified opportunities to restructure and streamline operations which resulted in recording a restructuring charge in the fourth quarter of 1997 in the amount of $15 million ($9 million or $0.22 diluted loss per share, net of tax). The restructuring charges include work force reductions, facility consolidation and other related cost accruals. To improve efficiency and reduce costs, the Company experienced a work force reduction. Work force costs of $8 million primarily include employee severance related to involuntary termination programs. Lease terminations of $5 million pretax were associated with the consolidation of administrative and operations office space. Other related charges totaled $2 million, pretax. Cash flows from operations are expected to fund all of the restructuring charges. The restructuring should be complete by December 1998.

    OTHER. Approximately $16 million ($9 million, or $0.23 diluted loss per share, net of tax) of other charges were recorded for contracts for which the anticipated future health care costs exceed the premiums. Approximately $13 million ($8 million, or $0.19 diluted loss per share, net of tax) related to PacifiCare of Utah due to the continuing losses anticipated by the plan. The remaining charge for loss contract accruals pertains to a workers' compensation insurance company and an HMO plan.

    B) YEAR ENDED SEPTEMBER 30, 1996. The Company recognized pretax impairment, disposition, restructuring and OPM charges for the year ended 1996 totaling $101 million ($62 million or $1.96 diluted loss per share, net of tax).

    IMPAIRMENT. During 1996, the Company decided that its PacifiCare of Florida ("Florida") subsidiary would not launch the Secure Horizons program and withdrew its HCFA application after considering the effects of enhanced state regulation, reduced Medicaid reimbursement, and continued losses experienced in the Florida market. The business strategy for Florida profitability was based on launching the Company's Secure Horizons program. Accordingly, the Company recognized a $59 million ($34 million or $1.08 diluted loss per share, net of tax) charge for the impairment of goodwill and decided to sell its Florida operations.

    DISPOSITION OF MEDICAL CLINICS. Effective June 1, 1996, the Company sold the assets of its Florida subsidiary's staff-model medical clinics resulting in a pretax loss of $9 million ($8 million or $0.26 diluted loss per share, net of tax).

    RESTRUCTURING. During 1996, management approved a plan relating to the discontinuation of certain specialty heath care products and services that did not meet the Company's strategic and economic return objectives, including a reduction in work force and the establishment of regional customer service centers. A restructuring charge of $8 million ($5 million or $0.15 diluted loss per share, net of tax) was recognized which included employee severance related to an involuntary work force reduction of approximately $4 million, write-offs of assets designated for disposition of approximately $3 million, and other related costs of approximately $1 million. The restructuring was financed by cash flows from operations and actual expenditures did not differ materially from amounts accrued.

    OTHER. In June 1996, a pretax charge was recognized of $25.0 million ($15 million, or $0.47 diluted loss per share, net of tax) for an increase of reserves in anticipation of negotiations relating to potential governmental claims for contracts with OPM. The Company's HMO subsidiaries have commercial contracts with OPM to provide managed health care services to members under the Federal Employees Health Benefits Program ("FEHBP"). OPM, as a normal course of business, audits health plans with which it contracts to, among other things, verify that premiums charged under OPM contracts are

                        PACIFICARE HEALTH SYSTEMS, INC.

9. IMPAIRMENT, DISPOSITION, RESTRUCTURING AND OTHER CHARGES (CONTINUED) established in compliance with community rating and other requirements under the FEHBP. Currently, OPM audits for multiple periods are in various stages of completion for the majority of the Company's HMO subsidiaries.

10.  COMMITMENTS AND CONTINGENCIES

    A) OPM. The Company's HMO subsidiaries have commercial contracts with OPM to provide managed health care services to members under FEHBP for federal employees, annuitants and their dependents. In the normal course of business, OPM audits health plans with which it contracts to, among other things, verify that the premiums calculated and charged to OPM are established in compliance with the best price community rating guidelines established by OPM. OPM typically audits plans once every five or six years and each audit covers the prior five or six year period. Depending on the type of contract the Company has with OPM, OPM will audit one or more health plans at the same time. OPM has notified PacifiCare of its intent to audit or has recently completed an audit of the majority of the Company's health plans. While the government's initial on-site audits are usually followed by a post-audit briefing in which the government indicates its preliminary results, final resolution and settlement of the audits have historically taken a minimum of three to five years.

    In addition to claims made by the auditors as part of the normal audit process, the OPM may also refer their results to the United States Department of Justice ("DOJ") for potential legal action under the False Claims Act. The DOJ has the authority to file a claim under the False Claims Act if it believes that the health plan knowingly overcharged the government or otherwise submitted false documentation or certifications. In False Claims Act actions, the government may impose trebled damages and a civil penalty of not less than $5,000 nor more than $10,000 for each separate alleged false claim. In November 1997, the Company was notified that the 1995 audit of the operations of the Company's Oklahoma HMO subsidiary had been referred to the DOJ. The Company is negotiating to settle this matter with the DOJ.

    PacifiCare intends to negotiate with OPM and the DOJ on all matters to attain a mutually satisfactory result. There can be no assurance, however, that these negotiations will be concluded satisfactorily, that additional audits will not be referred to the DOJ, or that additional, possibly material, liability will not be incurred. The Company has also entered into discussions with OPM. The Company believes that any ultimate liability in excess of amounts accrued would not materially affect the Company's consolidated financial position. However, such liability could have a material effect on results of operations or cash flows of a future quarter if resolved unfavorably.

    B) LEASE COMMITMENTS. The Company leases office space and equipment under various non-cancelable operating leases. Rental expense totaled $48 million, $5 million, $29 million and $18 million for the year ended December 31, 1997, the three months ended December 31, 1996 and the fiscal years ended September 30, 1996 and 1995, respectively.

    For the years ending December 31, 1998 through 2002, future minimum lease payments total $51 million, $38 million, $26 million, $18 million and $15 million, respectively. Minimum lease payments after December 31, 2002 will be $35 million.

    The Company has entered into a real estate and equipment master transfer agreement to provide for the lease, sublease or assignment by the Company of facilities and equipment that are either owned or leased by the Company. The net book value of such facilities and equipment at December 31, 1997 was

                        PACIFICARE HEALTH SYSTEMS, INC.

10. COMMITMENTS AND CONTINGENCIES (CONTINUED) approximately $83 million. The leases are accounted for as operating leases, and subleases are accounted for as rental income. The agreement has been amended to include extensions, at prevailing market rates, of the existing terms of the individual leases to December 31, 2005 and two five-year extension options at prevailing market rates, exercisable solely at the lessee's discretion; and a right of first offer for the lessee to purchase the furniture, fixtures and equipment. The parties have also agreed to enter into a separate lease agreement with respect to furniture, fixtures and equipment that will expire on December 31, 2000.

    C) EMPLOYMENT AGREEMENTS. The Company has entered into employment agreements with the president and chief executive officer of the Company and certain other executive officers. The agreements contain provisions that would entitle each to receive severance benefits that are payable if employment is terminated for various reasons, including termination following a change of ownership or control of the Company as defined by the agreements. The maximum contingent liability for severance payments that the Company would be required to make under the employment agreements (excluding amounts that may be payable under incentive plans and the value of certain benefits) is approximately $10 million at December 31, 1997.

    D) LEGAL PROCEEDINGS. The Company has been served with several purported class action suits alleging violations of federal securities laws by the Company and by certain of its officers and directors. The complaints relate to the period from the date of the FHP Acquisition through the Company's November 25, 1997 announcement that earnings for the fourth quarter of 1997 would be lower than expected. These complaints primarily allege that the Company previously omitted and/or misrepresented material facts with respect to its costs, earnings and profits. These suits are at a very early stage and no discovery has occurred. The Company believes it has good defenses to the claims in these suits and is contesting them vigorously.

    The Company is also involved in legal actions in the normal course of business, some of which seek monetary damages, including claims of punitive damages which are not covered by insurance. After review, including consultation with counsel, based on current information, management believes any ultimate liability in excess of amounts accrued that would likely arise from these actions (including the purported class actions) would not materially affect the Company's consolidated financial position, results of operations or cash flows. However, management's evaluation of the likely impact of these actions could change in the future and an unfavorable outcome, depending upon the amount and timing, could have a material adverse effect on the Company's results of operations or cash flows for a future quarter.

11.  SUBSEQUENT EVENTS

REDEMPTION OF SERIES A PREFERRED STOCK

On May 22, 1998, the Company announced that it would redeem its Series A Preferred Stock on June 23, 1998, at $25.75 per share plus accrued and unpaid dividends (approximately $0.02 per share), for a total redemption price of approximately $25.77 per share. Each share of Series A Preferred Stock is convertible into 0.37419548 shares of the Company's Class B Common Stock through June 22, 1998.

DEBT SECURITIES REGISTRATION STATEMENT

The Company has filed a registration statement with the SEC to register $250 million of debt securities in one or more series (the "Debt Securities"). The Company intends to file an amendment to the registration statement related to the offering of the Debt Securities. The amendment will provide that the obligations of the Company to pay the principal of, and interest on the Debt Securities may be guaranteed on a full, unconditional and joint and several basis by PacifiCare Operations, Inc. and FHP International Corporation (the "Subsidiary Guarantors"). The Subsidiary Guarantors are each a direct, wholly owned subsidiary of the Company.

The Subsidiary Guarantors are holding companies rather than operating companies, and most of their subsidiaries are subject to HMO or insurance regulations. The regulated subsidiaries are generally required to satisfy minimum equity, capital, deposit and/or reserve requirements. At December 31, 1997 these requirements approximated $195 million. These requirements, which limit the ability of the regulated subsidiaries to transfer funds to the Subsidiary Guarantors, may impact the amount of funds that may be paid by the subsidiaries to the Subsidiary Guarantors. In addition, the rights of the Subsidiary Guarantors and the rights of their creditors, including holders of the Debt Securities, to participate in any distribution of the assets of a subsidiary upon the liquidation or recapitalization of such subsidiary will be subject to the prior claims of certain of the subsidiary's creditors, except to the extent that a Subsidiary Guarantor itself may be a creditor with recognized claims against the subsidiary.

In accordance with SEC requirements, the Company has prepared consolidating condensed financial statements to quantify the assets, operations and cash
flows of the Subsidiary Guarantors.   The following consolidating condensed
balance sheets, consolidating condensed statements of operations and consolidating condensed statements of cash flows present financial information for:

PARENT - PacifiCare Health Systems, Inc. on a stand-alone basis (carrying investments in subsidiaries under the equity method); the Company became the parent on February 14, 1997 effective with the FHP Acquisition (See Note 4 -"Acquisitions and Dispositions").

GUARANTOR SUBSIDIARIES - PacifiCare Operations, Inc. (formerly PacifiCare Health Systems, Inc.) and FHP International Corporation on a stand-alone basis (carrying investments in subsidiaries under the equity method). Effective with the FHP Acquisition, both companies ceased to be parent companies. Prior to the FHP Acquisition, PacifiCare Operations, Inc. was the ultimate parent company and borrower; there were no guarantor subsidiaries.

NON-GUARANTOR SUBSIDIARIES - Represents all other directly or indirectly wholly owned subsidiaries of the Guarantor Subsidiaries on a consolidated basis.

ELIMINATIONS - Entries eliminating investment in subsidiaries and intercompany balances and transactions.

THE COMPANY - The financial information for PacifiCare Health Systems, Inc. on a condensed consolidated basis.

PROVISION FOR INCOME TAXES - The Company and its Non-Guarantor Subsidiaries record the provision for income taxes in accordance with an intercompany tax-sharing agreement. Income tax benefits available to a Non-Guarantor Subsidiary which arise from net operating losses can only be used to offset the Non-Guarantor Subsidiary's taxable income in future periods. Accordingly, the tax benefit is excluded from the Non-Guarantor Subsidiary's operating results.

PACIFICARE HEALTH SYSTEMS, INC.
CONSOLIDATING CONDENSED BALANCE SHEETS                           SUBSIDIARY    NON-GUARANTOR
DECEMBER 31, 1997                                 PARENT         GUARANTORS     SUBSIDIARIES   ELIMINATIONS    COMPANY
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
IN THOUSANDS
Assets
Current assets:
   Cash and equivalents                           $      -       $   24,119    $   656,555     $       -      $  680,674
   Marketable securities                                 -          118,902        745,806             -         864,708
   Receivables, net                                      -            4,987        292,271           4,087       301,345
   Intercompany                                      (78,230)      (239,847)       318,077             -             -
   Prepaid expenses and other current assets             176          5,001         27,017                        32,194
   Deferred income taxes                              (1,323)        64,930         48,430             -         112,037
------------------------------------------------------------------------------------------------------------------------
       Total current assets                          (79,377)       (21,908)     2,088,156           4,087     1,990,958
------------------------------------------------------------------------------------------------------------------------

Property, plant and equipment, net                       -           64,699        171,244             -         235,943
Marketable securities - restricted                       -              100        145,889             -         145,989
Investment in subsidiaries                         2,551,394      1,397,882        (89,962)     (3,859,314)          -
Goodwill and intangibles, net                            -        1,156,660      1,301,803             -       2,458,463
Other assets                                           9,831        176,540         11,352        (161,118)       36,605
------------------------------------------------------------------------------------------------------------------------
                                                  $2,481,848     $2,773,973     $3,628,482     $(4,016,345)   $4,867,958
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

Liabilities and Shareholders' Equity
Current liabilities:
   Medical claims and benefits payable            $      -       $       -     $   711,513     $     4,087    $  715,600
   Accounts payable and accrued liabilities           18,175        105,176        306,173              -        429,524
   Unearned premium revenue                              -               -         491,808              -        491,808
   Long-term debt due within one year                    -               -             154              -            154
------------------------------------------------------------------------------------------------------------------------
       Total current liabilities                      18,175        105,176      1,509,648           4,087     1,637,086
------------------------------------------------------------------------------------------------------------------------

Long-term debt due after one year                    910,000        100,000        162,352        (161,118)    1,011,234
Deferred income taxes                                    -            4,796         97,997              -        102,793
Other liabilities                                        -               -          54,283              -         54,283
Minority interest                                        -               -             375              -            375

Shareholders' equity:
   Capital stock                                         525            659         59,508         (60,167)          525
   Additional paid-in capital                      1,599,229      2,079,138      1,626,490      (3,705,628)    1,599,229
   Unrealized gain on available-for-sale
     securities, net of taxes                             -           1,595          8,398              -          9,993
   Retained (deficit) earnings                       (46,081)       482,609        109,431         (93,519)      452,440
------------------------------------------------------------------------------------------------------------------------
       Total shareholders' equity                  1,553,673      2,564,001      1,803,827      (3,859,314)    2,062,187
------------------------------------------------------------------------------------------------------------------------
                                                  $2,481,848     $2,773,973     $3,628,482     $(4,016,345)   $4,867,958
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------


PACIFICARE HEALTH SYSTEMS, INC.
CONSOLIDATING CONDENSED BALANCE SHEETS                        NON-GUARANTOR
DECEMBER 31, 1996                             PARENT          SUBSIDIARIES    ELIMINATIONS   COMPANY
------------------------------------------------------------------------------------------------------
IN THOUSANDS
Assets
Current assets:
   Cash and equivalents                       $26,561          $341,187        $  -          $367,748
   Marketable securities                      115,356           479,378           -           594,734
   Receivables, net                             2,434           149,109          4,669        156,212
   Intercompany                               107,427          (107,427)          -             -
   Prepaid expenses and other current assets    1,328             7,548           -             8,876
   Deferred income taxes                       34,262            20,483           -            54,745
------------------------------------------------------------------------------------------------------
       Total current assets                   287,368           890,278          4,669      1,182,315
------------------------------------------------------------------------------------------------------

Property, plant and equipment, net             25,755            65,484           -            91,239
Marketable securities - restricted                -              35,399           -            35,399
Investment in subsidiaries                    458,932            88,382       (547,314)         -
Goodwill and intangibles, net                   4,885           222,537           -           227,422
Other assets                                  135,292             8,679       (118,874)        25,097
------------------------------------------------------------------------------------------------------
                                             $912,232        $1,310,759      $(661,519)    $1,561,472
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
Liabilities and Shareholders' Equity
Current liabilities:
   Medical claims and benefits payable       $  -              $274,671      $   4,129       $278,800
   Accounts payable and accrued liabilities    53,521           108,821            540        162,882
   Unearned premium revenue                     -               256,416           -           256,416
   Long-term debt due within one year           1,404               107           -             1,511
------------------------------------------------------------------------------------------------------
       Total current liabilities               54,925           640,015          4,669        699,609
------------------------------------------------------------------------------------------------------

Long-term debt due after one year                  76           120,168       (118,874)         1,370
Minority interest                                -                  391          -                391

Shareholders' equity:
   Capital stock                                  313            50,303        (50,303)           313
   Additional paid-in capital                 373,405           315,569       (315,569)       373,405
   Unrealized gain on available-for-sale
     securities, net of taxes                     580             2,871          -              3,451
   Retained earnings                          482,933           181,442       (181,442)       482,933
------------------------------------------------------------------------------------------------------
      Total stockholders' equity              857,231           550,185       (547,314)       860,102
------------------------------------------------------------------------------------------------------
                                             $912,232        $1,310,759      $(661,519)    $1,561,472
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------

PACIFICARE HEALTH SYSTEMS, INC.
CONSOLIDATING CONDENSED BALANCE SHEETS                           NON-GUARANTOR
SEPTEMBER 30, 1996                                    PARENT     SUBSIDIARIES    ELIMINATIONS   COMPANY
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
IN THOUSANDS
Assets
Current assets:
   Cash and equivalents                             $ 18,807      $  124,011     $     -        $  142,818
   Marketable securities                             157,000         400,275           -           557,275
   Receivables, net                                    3,269         162,760         3,516         169,545
   Intercompany                                       88,081         (88,081)          -               -
   Prepaid expenses and other current assets           2,201           6,073           -             8,274
   Deferred income taxes                              35,496          20,799           -            56,295
----------------------------------------------------------------------------------------------------------
       Total current assets                          304,854         625,837         3,516         934,207
----------------------------------------------------------------------------------------------------------

Property, plant and equipment, net                    25,336          68,480           -            93,816
Marketable securities - restricted                       -            32,406           -            32,406
Investment in subsidiaries                           312,833          88,381      (401,214)            -
Goodwill and intangibles, net                          4,612         224,222           -           228,834
Other assets                                         223,723           7,399      (220,923)         10,199
----------------------------------------------------------------------------------------------------------
                                                    $871,358      $1,046,725     $(618,621)     $1,299,462
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
Liabilities and Shareholders' Equity
Current liabilities:
   Medical claims and benefits payable               $   -          $265,024        $2,976      $  268,000
   Accounts payable and accrued liabilities           39,476         132,266           540         172,282
   Unearned premium revenue                              -            24,059           -            24,059
   Long-term debt due within one year                  5,680             643           -             6,323
----------------------------------------------------------------------------------------------------------
       Total current liabilities                      45,156         421,992         3,516         470,664
----------------------------------------------------------------------------------------------------------

Long-term debt due after one year                      3,865         222,241      (220,923)          5,183
Deferred income taxes                                    -               -             -               -
Other liabilities                                        -               -             -               -
Minority interest                                        -               391           -               391

Shareholders' equity:
   Capital stock                                         313          50,303       (50,303)            313
   Additional paid-in capital                        370,442         199,850      (199,850)        370,442
   Unrealized gains on available-for-sale
     securities, net of taxes                            406             887           -             1,293
   Retained earnings                                 451,176         151,061      (151,061)        451,176
----------------------------------------------------------------------------------------------------------
      Total stockholders' equity                     822,337         402,101      (401,214)        823,224
----------------------------------------------------------------------------------------------------------
                                                    $871,358      $1,046,725     $(618,621)     $1,299,462
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------

PACIFICARE HEALTH SYSTEMS, INC.
CONSOLIDATING CONDENSED STATEMENTS OF OPERATIONS                      SUBSIDIARY         NON-GUARANTOR
FOR THE YEAR ENDED DECEMBER 31, 1997                    PARENT        GUARANTORS         SUBSIDIARIES    ELIMINATIONS   COMPANY
---------------------------------------------------------------------------------------------------------------------------------
IN THOUSANDS
Operating revenue                                      $(15,912)       $(13,949)          $9,122,774     $(110,233)    $8,982,680
Health care services                                      -                  --            7,798,803      (139,924)     7,658,879
Marketing, general and administrative
expenses                                                     98         (18,538)           1,073,843          (323)     1,055,080
Impairment, disposition, restructuring
and other charges                                         -              11,246              143,261         -            154,507
Amortization of goodwill and intangible assets            -              25,986               44,233         -             70,219
---------------------------------------------------------------------------------------------------------------------------------
Operating income (loss)                                 (16,010)        (32,643)              62,634        30,014         43,995
Interest income (expense), net                          (56,894)            178               72,845         -             16,129
---------------------------------------------------------------------------------------------------------------------------------
Income (loss) before income taxes                       (72,904)        (32,465)             135,479        30,014         60,124
Provision (benefit) for income taxes                    (35,615)        (32,141)             149,581         -             81,825
---------------------------------------------------------------------------------------------------------------------------------
Net income (loss)                                      $(37,289)       $   (324)          $  (14,102)    $  30,014     $   (21,701)
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------


PACIFICARE HEALTH SYSTEMS, INC.
CONSOLIDATING CONDENSED STATEMENTS
OF OPERATIONS                                                      NON-GUARANTOR
FOR THE THREE MONTHS ENDED DECEMBER 31, 1996         PARENT        SUBSIDIARIES      ELIMINATIONS    COMPANY
--------------------------------------------------------------------------------------------------------------
IN THOUSANDS
Operating revenue                                    $30,402        $1,263,277        $(58,804)     $1,234,875
Health care services                                     -           1,065,739         (26,394)      1,039,345
Marketing, general and administrative
   expenses                                            6,624           148,541          (2,030)        153,135
Amortization of goodwill and intangible assets            86             1,775             -             1,861
--------------------------------------------------------------------------------------------------------------
Operating income                                      23,692            47,222         (30,380)         40,534

Interest income, net                                   3,874             8,428             -            12,302
--------------------------------------------------------------------------------------------------------------
Income before income taxes                            27,566            55,650         (30,380)         52,836

Provision (benefit) for income taxes                  (4,191)           25,270             -            21,079
--------------------------------------------------------------------------------------------------------------

Net income                                           $31,757           $30,380        $(30,380)        $31,757
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------


PACIFICARE HEALTH SYSTEMS, INC.
CONSOLIDATING CONDENSED STATEMENTS OF
OPERATIONS                                                         NON-GUARANTOR
FOR THE YEAR ENDED SEPTEMBER 30, 1996               PARENT         SUBSIDIARIES     ELIMINATIONS    COMPANY
--------------------------------------------------------------------------------------------------------------
IN THOUSANDS
Operating revenue                                    $13,949       $4,744,173       $(120,817)      $4,637,305
Health care services                                     -          3,969,162         (96,415)       3,872,747
Marketing, general and administrative
   expenses                                          (14,246)         600,796         (10,622)         575,928
Impairment, disposition, restructuring
   and other charges                                     -             75,840             -             75,840
Office of Personnel Management charge                    -             25,000             -             25,000
Amortization of goodwill and intangible assets           342            8,811             -              9,153
--------------------------------------------------------------------------------------------------------------
Operating income                                      27,853           64,564         (13,780)          78,637

Interest income, net                                  14,064           30,079             -             44,143
--------------------------------------------------------------------------------------------------------------
Income before income taxes                            41,917           94,643         (13,780)         122,780

Provision (benefit) for income taxes                 (30,036)          80,863             -             50,827
--------------------------------------------------------------------------------------------------------------

Net income                                           $71,953          $13,780        $(13,780)         $71,953
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------


PACIFICARE HEALTH SYSTEMS, INC.
CONSOLIDATING CONDENSED STATEMENTS OF OPERATIONS                         NON-GUARANTOR
FOR THE YEAR ENDED SEPTEMBER 30, 1995                   PARENT           SUBSIDIARIES      ELIMINATIONS     COMPANY
---------------------------------------------------------------------------------------------------------------------
IN THOUSANDS

Operating revenue                                       $ 97,212          $3,817,500       $(183,690)     $3,731,022
Health care services                                           -           3,150,715         (73,580)      3,077,135
Marketing, general and administrative
  expenses                                                (5,180)            516,069         (12,444)        498,445
Amortization of goodwill and intangible assets               342               6,857               -           7,199
---------------------------------------------------------------------------------------------------------------------
Operating income                                         102,050             143,859         (97,666)        148,243
Interest income, net                                       6,275              26,932             650          33,857
---------------------------------------------------------------------------------------------------------------------
Income before income taxes                               108,325             170,791         (97,016)        182,100
Provision for income taxes                                   230              73,775               -          74,005
---------------------------------------------------------------------------------------------------------------------
Net income                                              $108,095          $   97,016       $ (97,016)     $  108,095
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------



PACIFICARE HEALTH SYSTEMS, INC.
CONSOLIDATING CONDENSED STATEMENTS OF CASH FLOWS                      SUBSIDIARY     NON-GUARANTOR
FOR THE YEAR ENDED DECEMBER 31, 1997                    PARENT        GUARANTORS     SUBSIDIARIES    ELIMINATIONS    COMPANY
------------------------------------------------------------------------------------------------------------------------------
IN THOUSANDS

Operating activities:
Net income (loss)                                    $    (37,289)     $    (324)     $  (14,102)     $  30,014    $  (21,701)
Adjustments to reconcile net income to net
 cash provided by (used in) operating activities:
  Impairment, disposition, restructuring,
    and other charges                                          --         11,246         143,261             --       154,507
  Amortization of goodwill and intangible assets               --         25,986          44,233             --        70,219
  Depreciation and amortization                                --         14,152          32,506             --        46,658
  Deferred income taxes                                     1,323          3,854          20,402             --        25,579
  Loss on disposal of property, plant and equipment            --            367           6,348             --         6,715
  Provision for doubtful accounts                              --             --           5,171             --         5,171
  Changes in assets and liabilities net of effects
    from acquisition:
   Receivables                                                 --          5,601           5,020             --        10,621
   Prepaid expenses and other assets                      (10,007)       (23,655)         12,041             --       (21,621)
   Intercompany                                            82,645        280,861        (333,492)       (30,014)           --
   Medical claims and benefits payable                         --             --          (4,704)            --        (4,704)
   Accounts payable and accrued liabilities                18,174       (256,707)        145,186             --       (93,347)
   Unearned premium revenue                                    --             --         235,392             --       235,392
------------------------------------------------------------------------------------------------------------------------------
Net cash flows provided by operating
 activities                                                54,846         61,381         297,262             --       413,489
------------------------------------------------------------------------------------------------------------------------------
Investing activities:
 Acquisitions, net of cash acquired                      (999,892)            --              --             --      (999,892)
 Proceeds from the disposition of net assets
  held for sale                                                               --          76,500                       76,500
 Purchase of property, plant and equipment                     --        (34,344)        (34,189)            --       (68,533)
 Purchase of marketable securities - restricted                --           (100)        (15,375)            --       (15,475)
 Purchase of marketable securities                             --         (1,420)         (7,375)            --        (8,795)
 Proceeds from sale of property,
   plant and equipment                                         --             --           3,154             --         3,154
------------------------------------------------------------------------------------------------------------------------------
Net cash flows provided by (used in)
  investing activities                                   (999,892)       (35,864)         22,715             --    (1,013,041)
------------------------------------------------------------------------------------------------------------------------------
Financing activities:
 Proceeds from borrowings of long-term debt             1,120,000             --              --             --     1,120,000
 Principal payments on long-term debt                    (210,000)       (20,557)         (4,609)            --      (235,166)
 Capitalization of Talbert                                     --        (67,000)             --             --       (67,000)
 Proceeds of sale from Talbert stock                           --         59,598              --             --        59,598
 Proceeds from issuance of common stock                    43,838             --              --             --        43,838
 Preferred dividends paid                                  (8,792)            --              --             --        (8,792)
------------------------------------------------------------------------------------------------------------------------------
Net cash flows provided by (used in)
  financing activities                                    945,046        (27,959)         (4,609)            --       912,478
------------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in cash and equivalents                --         (2,442)        315,368             --       312,926
Beginning cash and equivalents                                 --         26,561         341,187             --       367,748
------------------------------------------------------------------------------------------------------------------------------
Ending cash and equivalents                          $         --      $  24,119     $   656,555     $       --     $ 680,674
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------



PACIFICARE HEALTH SYSTEMS, INC.
CONSOLIDATING CONDENSED STATEMENTS OF CASH FLOWS                                NON-GUARANTOR
FOR THE THREE MONTHS ENDED DECEMBER 31, 1996                   PARENT           SUBSIDIARIES    ELIMINATIONS    COMPANY
--------------------------------------------------------------------------------------------------------------------------
IN THOUSANDS

Operating activities:
Net income                                                     $  31,757          $  30,380       $ (30,380)     $ 31,757
Adjustments to reconcile net income to net
 cash provided by (used in) operating activities:
   Depreciation and amortization                                   2,470              2,774               -         5,244
   Amortization of goodwill and intangible assets                     86              1,775               -         1,861
   Provision for doubtful accounts                                     -                296               -           296
   Deferred income taxes                                           1,113               (900)              -           213
   Loss on disposal of property, plant and equipment                  36                155               -           191
   Changes in assets and liabilities net of effects from
    acquisition:
     Receivables                                                     835             12,202               -        13,037
     Prepaid expenses and other assets                            89,304           (103,049)              -       (13,745)
     Intercompany                                               (165,696)           135,316          30,380             -
     Medical claims and benefits payable                               -             10,800               -        10,800
     Accounts payable and accrued liabilities                     16,646            (23,785)              -        (7,139)
     Unearned premium revenue                                          -            232,357               -       232,357
--------------------------------------------------------------------------------------------------------------------------
Net cash flows provided by (used in) operating activities        (23,449)           298,321               -       274,872
--------------------------------------------------------------------------------------------------------------------------
Investing activities:
   Sale (purchase) of marketable securities                       41,939            (75,903)              -       (33,964)
   Purchase of property, plant and equipment                      (2,925)            (1,689)              -        (4,614)
   Purchase of marketable securities - restricted                      -             (2,993)              -        (2,993)
   Acquisitions, net of cash acquired                               (358)                 -               -          (358)
--------------------------------------------------------------------------------------------------------------------------
Net cash flows provided by (used in) investing activities         38,656            (80,585)              -       (41,929)
--------------------------------------------------------------------------------------------------------------------------
Financing activities:
   Principal payments on long-term debt                           (8,065)              (560)              -        (8,625)
   Proceeds from issuance of common stock                            612                  -               -           612
--------------------------------------------------------------------------------------------------------------------------
Net cash flows used in financing activities                       (7,453)              (560)              -        (8,013)
--------------------------------------------------------------------------------------------------------------------------
Net increase in cash and equivalents                               7,754            217,176               -       224,930
Beginning cash and equivalents                                    18,807            124,011               -       142,818
--------------------------------------------------------------------------------------------------------------------------
Ending cash and equivalents                                    $  26,561          $ 341,187       $       -      $367,748
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------



PACIFICARE HEALTH SYSTEMS, INC.
CONSOLIDATING CONDENSED STATEMENTS OF CASH FLOWS                                NON-GUARANTOR
FOR THE YEAR ENDED SEPTEMBER 30, 1996                          PARENT           SUBSIDIARIES    ELIMINATIONS     COMPANY
---------------------------------------------------------------------------------------------------------------------------
IN THOUSANDS

Operating activities:
Net income                                                     $  71,953          $  13,780       $ (13,780)     $  71,953
Adjustments to reconcile net income to net
 cash used in operating activities:
   Impairment, disposition, restructuring and other charges            -             75,840               -         75,840
   Deferred income taxes                                         (26,541)               758               -        (25,783)
   Office of Personnel Management charge                               -             25,000               -         25,000
   Depreciation and amortization                                  10,475             12,474               -         22,949
   Amortization of goodwill and intangible assets                    342              8,811               -          9,153
   Provision for doubtful accounts                                     -                999               -            999
   Loss on disposal of property, plant and equipment                 188                562               -            750
   Changes in assets and liabilities net of effects from
    acquisition:
     Receivables                                                   2,568            (58,539)              -        (55,971)
     Prepaid expenses and other assets                          (182,904)           177,866               -         (5,038)
     Intercompany                                                124,193           (137,973)         13,780              -
     Medical claims and benefits payable                               -            (21,261)              -        (21,261)
     Accounts payable and accrued liabilities                     (2,779)             3,352               -            573
     Unearned premium revenue                                          -           (172,156)              -       (172,156)
---------------------------------------------------------------------------------------------------------------------------
Net cash flows provided by (used in) operating activities         (2,505)           (70,487)              -        (72,992)
---------------------------------------------------------------------------------------------------------------------------
Investing activities:
   Sale (purchase) of marketable securities                        8,957            (39,580)              -        (30,623)
   Purchase of property, plant and equipment                      (7,600)           (15,128)              -        (22,728)
   Purchase of marketable securities - restricted                      -             (9,298)              -         (9,298)
   Acquisitions, net of cash acquired                                  -             (5,403)              -         (5,403)
---------------------------------------------------------------------------------------------------------------------------
Net cash flows provided by (used in) investing activities          1,357            (69,409)              -        (68,052)
---------------------------------------------------------------------------------------------------------------------------
Financing activities:
   Proceeds from issuance of common stock                         13,342                  -               -         13,342
   Principal payments on long-term debt                           (7,483)            (1,142)              -         (8,625)
---------------------------------------------------------------------------------------------------------------------------
Net cash flows provided by (used in) financing activities          5,859             (1,142)              -           4,717
---------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in cash and equivalents                    4,711           (141,038)              -       (136,327)
Beginning cash and equivalents                                    14,096            265,049               -        279,145
---------------------------------------------------------------------------------------------------------------------------
Ending cash and equivalents                                      $18,807          $ 124,011          $    -       $142,818
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------



PACIFICARE HEALTH SYSTEMS, INC.
CONSOLIDATING CONDENSED STATEMENTS OF CASH FLOWS                                NON-GUARANTOR
FOR THE YEAR ENDED SEPTEMBER 30, 1995                          PARENT           SUBSIDIARIES     ELIMINATIONS     COMPANY
---------------------------------------------------------------------------------------------------------------------------
IN THOUSANDS

Operating activities:
Net income                                                     $ 108,095          $  97,016       $(97,016)       $108,095
Adjustments to reconcile net income to net
 cash provided by (used in) operating activities:
   Depreciation and amortization                                  11,262             10,174              -          21,436
   Amortization of goodwill and intangible assets                    342              6,857              -           7,199
   Deferred income taxes                                           4,790             (7,624)             -          (2,834)
   Loss on disposal of property, plant and equipment                  24              2,123              -           2,147
   Provision for doubtful accounts                                     -                530              -             530
   Changes in assets and liabilities net of effects from
    acquisition:
     Receivables                                                  (3,512)           (23,946)             -         (27,458)
     Prepaid expenses and other assets                           (39,072)            36,583              -          (2,489)
     Intercompany                                               (184,701)            87,685         97,016               -
     Medical claims and benefits payable                               -            (19,093)             -         (19,093)
     Accounts payable and accrued liabilities                     19,624             16,132              -          35,756
     Unearned premium revenue                                          -             23,934              -          23,934
---------------------------------------------------------------------------------------------------------------------------
Net cash flows provided by (used in) operating activities        (83,148)           230,371              -         147,223
---------------------------------------------------------------------------------------------------------------------------
Investing activities:
   Acquisitions, net of cash acquired                                  -           (134,971)             -        (134,971)
   Purchase of property, plant and equipment                     (10,399)           (14,636)             -         (25,035)
   Purchase of marketable securities - restricted                      -             (7,114)             -          (7,114)
   Purchase of marketable securities                              (2,598)            (3,797)             -          (6,395)
   Proceeds from sale or property, plant and equipment                                3,056              -           3,056
---------------------------------------------------------------------------------------------------------------------------
Net cash flows used in investing activities                      (12,997)          (157,462)             -        (170,459)
---------------------------------------------------------------------------------------------------------------------------
Financing activities:
   Proceeds from issuance of common stock                        200,920                  -              -         200,920
   Principal payments on long-term debt                         (173,513)              (970)             -        (174,483)
   Proceeds from long-term borrowings, net of expenses            83,000                335              -          83,335
---------------------------------------------------------------------------------------------------------------------------
Net cash flows provided by (used in) financing activities        110,407               (635)             -         109,772
---------------------------------------------------------------------------------------------------------------------------
Net increase in cash and equivalents                              14,262             72,274              -          86,536
Beginning cash and equivalents                                      (166)           192,775              -         192,609
---------------------------------------------------------------------------------------------------------------------------
Ending cash and equivalents                                   $   14,096          $ 265,049        $     -       $ 279,145
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------


                REPORT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS

The Board of Directors and Shareholders
PacifiCare Health Systems, Inc.

    We have audited the accompanying consolidated balance sheets of PacifiCare Health Systems, Inc. as of December 31, 1997 and 1996, and as of September 30, 1996, and the related consolidated statements of operations, shareholders' equity and cash flows for the year ended December 31, 1997, the three months ended December 31, 1996 and each of the years in the two-year period ended September 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of PacifiCare Health Systems, Inc. at December 31, 1997 and 1996, and at September 30, 1996, and the consolidated results of its operations and its cash flows for the year ended December 31, 1997, the three months ended December 31, 1996 and each of the years in the two-year period ended September 30, 1996 in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Los Angeles, California
February 24, 1998, except for Note 11,
  as to which the date is June 2, 1998

                        PACIFICARE HEALTH SYSTEMS, INC.

                     CONDENSED CONSOLIDATED BALANCE SHEETSw


                                                                MARCH 31,
                                                                  1998          DECEMBER 31,
                                                               (UNAUDITED)          1997
                                                              -------------    --------------
                                                              (IN THOUSANDS, EXCEPT PER SHARE
                                                                           DATA)
Assets
Current assets:
  Cash and equivalents......................................    $  235,693       $  680,674
  Marketable securities.....................................       926,652          864,708
  Receivables, net..........................................       326,343          301,345
  Prepaid expenses and other current assets.................        32,213           32,194
  Deferred income taxes.....................................       111,401          112,037
                                                                ----------       ----------
          Total current assets..............................     1,632,302        1,990,958
                                                                ----------       ----------
Property, plant and equipment, net..........................       229,145          235,943
Marketable securities -- restricted.........................       157,596          145,989
Goodwill and intangible assets, net.........................     2,440,577        2,458,463
Other assets................................................        35,261           36,605
                                                                ----------       ----------
                                                                $4,494,881       $4,867,958
                                                                ==========       ==========
Liabilities and Shareholders' Equity
Current liabilities:
  Medical claims and benefits payable.......................    $  708,700       $  715,600
  Accounts payable and accrued liabilities..................       460,421          429,524
  Unearned premium revenue..................................        43,034          491,808
  Long-term debt due within one year........................           152              154
                                                                ----------       ----------
          Total current liabilities.........................     1,212,307        1,637,086
                                                                ----------       ----------
Long-term debt due after one year...........................     1,041,195        1,011,234
Deferred income taxes.......................................       103,174          102,793
Other liabilities...........................................        54,155           54,283
Minority interest...........................................           355              375
Shareholders' equity:
  Preferred shares, par value $0.01 per share; 40,000 shares authorized; 10,517 shares of Series A Convertible
     Preferred Stock issued and outstanding at March 31,
     1998 and December 31, 1997 ($262,926 aggregate
     liquidation value).....................................           105              105
  Class A common shares, par value $0.01 per share; 100,000
     shares authorized; 14,860 and 14,794 issued and
     outstanding at March 31, 1998 and December 31, 1997,
     respectively...........................................           148              148
  Class B common shares, par value $0.01 per share; 100,000
     shares authorized; 27,307 and 27,201 issued and
     outstanding at March 31, 1998 and December 31, 1997,
     respectively...........................................           273              272
  Additional paid-in capital................................     1,607,518        1,599,229
  Accumulated other comprehensive income....................         7,832            9,993
  Retained earnings.........................................       491,157          452,440
  Treasury shares, at cost: Class A common shares -- 42;
     Class B common shares -- 406...........................       (23,338)              --
                                                                ----------       ----------
          Total shareholders' equity........................     2,083,695        2,062,187
                                                                ----------       ----------
                                                                $4,494,881       $4,867,958
                                                                ==========       ==========

                            See accompanying notes.

                        PACIFICARE HEALTH SYSTEMS, INC.

               CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                                                                THREE MONTHS ENDED MARCH 31,
                                                              --------------------------------
                                                                   1998              1997
                                                              --------------    --------------
                                                              (IN THOUSANDS, EXCEPT PER SHARE
                                                                           DATA)
Revenue:
  Commercial premiums.......................................    $  960,898        $  756,927
  Government premiums (Medicare and Medicaid)...............     1,396,522         1,074,995
  Other income..............................................        24,530            11,681
                                                                ----------        ----------
          Total operating revenue...........................     2,381,950         1,843,603
                                                                ----------        ----------
Expenses:
Health care services:
  Commercial services.......................................       798,452           629,793
  Government services.......................................     1,210,049           917,862
                                                                ----------        ----------
          Total health care services........................     2,008,501         1,547,655
                                                                ----------        ----------
Marketing, general and administrative expenses..............       282,313           214,514
Amortization of goodwill and intangible assets..............        18,636            10,319
                                                                ----------        ----------
Operating income............................................        72,500            71,115
Interest income.............................................        25,304            17,685
Interest expense............................................       (17,518)           (9,719)
                                                                ----------        ----------
Income before income taxes..................................        80,286            79,081
Provision for income taxes..................................        38,940            35,587
                                                                ----------        ----------
Net income..................................................    $   41,346        $   43,494
                                                                ==========        ==========
Preferred dividends.........................................        (2,629)             (904)
                                                                ----------        ----------
Net income available to common shareholders.................    $   38,717        $   42,590
                                                                ==========        ==========
Basic earnings per share....................................    $     0.93        $     1.17
                                                                ==========        ==========
Diluted earnings per share..................................    $     0.90        $     1.12
                                                                ==========        ==========

                            See accompanying notes.

                        PACIFICARE HEALTH SYSTEMS, INC.

               CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                                THREE MONTHS ENDED
                                                                     MARCH 31,
                                                              -----------------------
                                                                1998          1997
                                                              ---------    ----------
                                                                  (IN THOUSANDS)
Operating activities:
  Net income................................................  $  41,346    $   43,494
  Adjustments to reconcile net income to net cash used in
     operating activities:
     Amortization of goodwill and intangible assets.........     18,636        10,319
     Depreciation and amortization..........................     12,627         9,141
     Deferred income taxes..................................      2,368           911
     Provision for doubtful accounts........................        136         1,690
     Other noncash items....................................        (22)           --
     Loss on disposal of property, plant and equipment......         --         2,966
     Changes in assets and liabilities, net of effects from
      acquisitions:
       Receivables..........................................    (25,134)      (27,234)
       Prepaid expenses and other assets....................      1,325        (6,205)
       Medical claims and benefits payable..................     (6,900)      (29,000)
       Accounts payable and accrued liabilities.............     33,017        31,857
       Unearned premium revenue.............................   (448,774)     (213,630)
                                                              ---------    ----------
          Net cash flows used in operating activities.......   (371,375)     (175,691)
                                                              ---------    ----------
Investing activities:
  Sale (purchase) of marketable securities..................    (65,456)       57,862
  Sale (purchase) of marketable securities -- restricted....    (11,607)          393
  Purchase of property, plant and equipment.................     (5,827)       (8,673)
  Acquisitions, net of cash acquired........................       (750)     (980,646)
                                                              ---------    ----------
          Net cash flows used in investing activities.......    (83,640)     (931,064)
                                                              ---------    ----------
Financing activities:
  Proceeds from long-term borrowing, net of expenses........     30,000     1,105,639
  Repurchase of common stock................................    (23,338)           --
  Proceeds from issuance of common stock....................      6,042        29,912
  Cash dividends paid to preferred shareholders.............     (2,629)         (904)
  Principal payments on long-term debt......................        (41)      (99,725)
  Capitalization of Talbert.................................         --       (67,000)
                                                              ---------    ----------
          Net cash flows provided by financing activities...     10,034       967,922
                                                              ---------    ----------
Net decrease in cash and equivalents........................   (444,981)     (138,833)
Beginning cash and equivalents..............................    680,674       367,748
                                                              ---------    ----------
Ending cash and equivalents.................................  $ 235,693    $  228,915
                                                              =========    ==========

                            See accompanying notes.

                         Table Continued on Next Page

                        PACIFICARE HEALTH SYSTEMS, INC.

               CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                                THREE MONTHS ENDED
                                                                    MARCH 31,
                                                              ----------------------
                                                               1998         1997
                                                              -------    -----------
                                                                  (IN THOUSANDS)
Supplemental cash flow information:
  Cash paid during the period for:
     Income taxes...........................................  $   360    $    45,092
     Interest...............................................  $16,086    $     2,437
Supplemental schedule of noncash investing and financing
  activities:
  Tax benefit realized upon exercise of stock options.......  $ 2,216    $    14,858
  Compensation awarded in Class B Common Stock..............  $    32    $       721
Details of businesses acquired in purchase transactions:
  Fair value of assets acquired.............................  $   750    $ 3,384,154
  Liabilities assumed or created, including notes to
     sellers................................................       --     (1,194,988)
  Preferred and common consideration........................       --     (1,161,893)
                                                              -------    -----------
  Cash paid for acquisitions................................      750      1,027,273
  Cash acquired in acquisitions.............................       --        (46,627)
                                                              -------    -----------
  Net cash paid for acquisitions............................  $   750    $   980,646
                                                              =======    ===========
Details of unrealized changes in marketable securities:
  Decrease in marketable securities.........................  $(3,512)   $    (7,530)
  Less decrease in deferred income taxes....................    1,351          2,882
                                                              -------    -----------
  Decrease in shareholders' equity..........................  $(2,161)   $    (4,648)
                                                              =======    ===========

                            See accompanying notes.

                      Table continued from Previous Page

                        PACIFICARE HEALTH SYSTEMS, INC.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 1998
                                  (UNAUDITED)

NOTE 1 -- BASIS OF PRESENTATION

     PacifiCare Health Systems, Inc. (the "Company" or "PacifiCare") is one of the leading health care services companies in the United States, serving approximately 3.7 million members in the commercial, Medicare and Medicaid lines of business. The interim condensed consolidated financial statements included herein have been prepared by the Company without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC"). Certain information and footnote disclosures, normally included in the financial statements prepared in accordance with generally accepted accounting principles, have been condensed or omitted pursuant to such SEC rules and regulations; nevertheless, management of the Company believes that the disclosures herein are adequate to make the information presented not misleading. It is suggested that these condensed consolidated financial statements be read in conjunction with the consolidated financial statements and notes thereto included in the Company's December 31, 1997 Annual Report on Form 10-K, filed with the SEC in March 1998.

     In the opinion of management, all adjustments, consisting only of normal recurring adjustments necessary to present fairly the consolidated financial position of the Company with respect to the interim condensed consolidated financial statements, and the consolidated results of its operations and its cash flows for the interim periods then ended, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the full year.

NOTE 2 -- ACQUISITIONS AND DISPOSITIONS

     In February 1997, FHP International Corporation ("FHP") was acquired by the Company (the "FHP Acquisition"), which was accounted for as a purchase. Total consideration of approximately $2.2 billion was allocated to the assets acquired and liabilities assumed based on estimates of their fair values. The fair values of the assets acquired and liabilities assumed were $0.9 billion and $1.1 billion, respectively. A total of $2.4 billion, net of related deferred taxes, representing the excess of the purchase price over the estimated fair values of the net assets acquired, was allocated to goodwill and other acquired intangible assets and is being amortized over a four to 40 year period.

     In February 1997, the Company sold the outstanding common stock of its Florida subsidiary, at which time the buyer assumed the daily operations. The sales price, which approximated net book value, totaled $9 million. The close of the sale was completed in July 1997 when the Company received regulatory approval from the state of Florida.

                        PACIFICARE HEALTH SYSTEMS, INC.

     The pro forma information below presents combined results of operations as if the FHP Acquisition and the sale of the Company's Florida subsidiary had occurred at the beginning of 1997. The pro forma information gives effect to actual operating results prior to the acquisition and adjustments to interest expense, goodwill amortization and income taxes. No adjustment has been made to give effect to synergies that may be realized as a result of the FHP Acquisition.

                                                     THREE MONTHS ENDED
                                                       MARCH 31, 1997
                                                     ------------------
                                                        (UNAUDITED)
                                                       (IN THOUSANDS,
                                                           EXCEPT
                                                     PER SHARE AMOUNTS)
Total operating revenue............................      $2,396,482
Pretax income......................................      $   69,501
Net income.........................................      $   35,243
                                                         ==========
Basic earnings per share...........................      $     0.79
                                                         ==========
Diluted earnings per share.........................      $     0.77
                                                         ==========

NOTE 3 -- LONG-TERM DEBT

     The Company has a $1.5 billion credit facility under which it had $940 million in borrowings outstanding as of March 31, 1998. The credit facility requires mandatory step-down payments beginning on January 1, 1999 with final maturity on January 1, 2002. The outstanding balance on the credit facility, as of March 31, 1998, would not require a reduction until July 1, 2001. Interest under the credit facility is presently based on the London Interbank Offering Rate ("LIBOR") plus a spread, except for $350 million of the outstanding balance which is covered by interest-rate swap agreements. The average fixed interest rate paid by the Company on the existing swap agreements is approximately six percent. The terms of the credit facility contain various covenants usual for financing of this type, including a minimum net worth requirement, a minimum fixed charge requirement and leverage ratios. At March 31, 1998, the Company was in compliance with all such covenants. In 1997, the Company assumed $100 million in senior notes of FHP which carry an interest rate of seven percent, payable semiannually, and mature on September 15, 2003.

NOTE 4 -- SHAREHOLDERS' EQUITY

     In January 1998, the Company's board of directors approved a plan to repurchase shares of the Company's equity instruments. The Company successfully renegotiated terms of its credit facility to increase the maximum amount of repurchases permitted to $500 million. The Company has and may repurchase its equity instruments using cash flows from operations and additional borrowings under its credit facility. See "Liquidity and Capital Resources." Shares repurchased will be available for reissuance in connection with the Company's employee benefit plans or for other corporate purposes. As of March 31, 1998, the Company had repurchased 42,000 shares of its Class A Common Stock and 406,000 shares of its Class B Common Stock for an aggregate amount of $23 million.

     The Company's Preferred Stock includes 11,000,000 authorized shares of Series A Preferred Stock. Each share of Series A Preferred Stock entitles its owner to convert it at any time to 0.374 shares of Class B Common Stock, assuming no unpaid accrued dividends in arrears. Series A Preferred Stock shareholders also have a preference of $25.00 per share over the Common Stock in the event of involuntary or voluntary liquidation. Dividends on the Series A Preferred Stock accrue at an annual rate of $1.00 per share, are cumulative and are payable quarterly when, as and if declared by the board of directors. In March 1998, the Company paid $0.25 per share or approximately $3 million in dividends to preferred shareholders of record as of February 27, 1998. Unpaid cumulative dividends earned were $0.4 million on the 10,517,044 Series A Preferred shares outstanding at March 31, 1998.

                        PACIFICARE HEALTH SYSTEMS, INC.

     On or after June 17, 1998, the Series A Preferred Stock may be redeemed at the option of the Company for cash plus unpaid dividends. The redemption price ranges from 103 percent to 100 percent of the stated value of Series A Preferred Stock, or $25.00 per share, in one-half percent decrements for each successive anniversary of June 17, 1998 through 2004. Series A Preferred Stock ranks senior to the Class A and B Common Stock with respect to dividend and liquidation rights. Holders of Series A Preferred Stock generally have no voting rights; however, there are certain exceptions including the right to elect two additional directors if the equivalent of six quarterly dividends payable on the Series A Preferred Stock are in default.

NOTE 5 -- CONTINGENCIES

     OPM. The Company's HMO subsidiaries have commercial contracts with the United States Office of Personnel Management ("OPM") to provide managed health care services to members under the Federal Employees Health Benefit Program ("FEHBP") for federal employees, annuitants and their dependents. In the normal course of business, OPM audits health plans with which it contracts to, among other things, verify that the premiums calculated and charged to OPM are established in compliance with the best price community rating guidelines established by OPM. OPM typically audits plans once every five or six years, and each audit covers the prior five or six year period. Depending on the type of contract the Company has with OPM, OPM will audit one or more health plans at the same time. OPM has notified the Company of its intent to audit or has recently completed an audit of the majority of the Company's health plans. While the government's initial on-site audits are usually followed by a post-audit briefing in which the government indicates its preliminary results, final resolution and settlement of the audits have historically taken a minimum of three to five years.

     In addition to claims made by the auditors as part of the normal audit process, OPM may also refer their results to the United States Department of Justice ("DOJ") for potential legal action under the False Claims Act. The DOJ has the authority to file a claim under the False Claims Act if it believes that the health plan knowingly overcharged the government or otherwise submitted false documentation or certifications. In False Claims Act actions, the government may impose trebled damages and a civil penalty of not less than $5,000 nor more than $10,000 for each separate alleged false claim. In November 1997, the Company was notified that the 1995 audit of the operations of the Company's Oklahoma HMO subsidiary had been referred to the DOJ. The Company is negotiating to settle this matter with the DOJ.

     PacifiCare intends to negotiate with OPM and the DOJ on all matters to attain a mutually satisfactory result. There can be no assurance that these negotiations will be concluded satisfactorily, that additional audits will not be referred to the DOJ, or that additional, possibly material, liability will not be incurred. The Company has also entered into discussions with OPM. The Company believes that any ultimate liability in excess of amounts accrued would not materially affect the Company's consolidated financial position. However, such liability could have a material effect on results of operations or cash flows of a future quarter if resolved unfavorably.

     Legal Proceedings. The Company has been served with several purported class action suits alleging violations of federal securities laws by the Company and by certain of its officers and directors. The complaints relate to the period from the date of the FHP Acquisition through the Company's November 25, 1997 announcement that earnings for the fourth quarter of 1997 would be lower than expected. These complaints primarily allege that the Company previously omitted and/or misrepresented material facts with respect to its costs, earnings and profits. These suits are at a very early stage and no discovery has occurred. The Company believes it has good defenses to the claims in these suits and is contesting them vigorously.

     The Company is also involved in legal actions in the normal course of business, some of which seek substantial monetary damages, including claims of punitive damages that are not covered by insurance. After review, including consultation with counsel, based on current information, management believes any ultimate liability in excess of amounts accrued that would likely arise from these actions (including the purported class

                        PACIFICARE HEALTH SYSTEMS, INC.

actions) would not materially affect the Company's consolidated financial position, results of operations or cash flows.

NOTE 6 -- EARNINGS PER SHARE

     In 1997, the Financial Accounting Standards Board issued Statement No. 128 ("SFAS 128"), "Earnings per Share." SFAS 128 replaces the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. Earnings per share amounts reported for the three months ended March 31, 1997 were restated to conform to the SFAS 128 requirements, and did not vary materially from amounts previously stated. The following table sets forth the computation of the denominator for basic and diluted earnings per share for the periods indicated:

                                                               THREE MONTHS
                                                                   ENDED
                                                                 MARCH 31,
                                                              ---------------
                                                               1998     1997
                                                              ------   ------
                                                              (IN THOUSANDS)
Shares outstanding at the beginning of the period...........  41,995   31,301
Weighted average number of shares issued (repurchased):
  Repurchases...............................................    (370)      --
  Exercise of stock options.................................      58      217
  FHP Acquisition...........................................      --    4,842
                                                              ------   ------
Denominator for basic earnings per share....................  41,683   36,360
Assumed conversion of Series A Preferred Stock..............   3,955    1,987
Employee stock options......................................     250      634
                                                              ------   ------
Denominator for diluted earnings per share..................  45,888   38,981
                                                              ======   ======

NOTE 7 -- COMPREHENSIVE INCOME

     As of January 1, 1998, the Company adopted Statement of Financial Accounting Standards No. 130 ("SFAS 130"), "Reporting Comprehensive Income." SFAS 130 establishes new rules for the reporting and display of comprehensive income and its components; however, its adoption had no impact on the Company's net income or shareholders' equity for the quarter ended March 31, 1998. SFAS 130 requires unrealized gains or losses on the Company's available-for-sale securities to be included in other comprehensive income. These amounts were reported separately in shareholders' equity prior to adoption. Prior year financial statements have been conformed to the reporting requirements of SFAS
130. During each of the quarters ended March 31, 1998 and 1997, comprehensive income totaled $39 million.

NOTE 8.  SUBSEQUENT EVENTS

REDEMPTION OF SERIES A PREFERRED STOCK

On May 22, 1998, the Company announced that it would redeem its Series A Preferred Stock on June 23, 1998, at $25.75 per share plus accrued and unpaid dividends (approximately $0.02 per share), for a total redemption price of approximately $25.77 per share. Each share of Series A Preferred Stock is convertible into 0.37419548 shares of the Company's Class B Common Stock through June 22, 1998.

DEBT SECURITIES REGISTRATION STATEMENT

The Company has filed a registration statement with the SEC to register $250 million of debt securities in one or more series (the "Debt Securities"). The Company intends to file an amendment to the registration statement related to the offering of the Debt Securities. The amendment will provide that the obligations of the Company to pay the principal of, and interest on the Debt Securities may be guaranteed on a full, unconditional and joint and several basis by PacifiCare Operations, Inc. and FHP International Corporation (the "Subsidiary Guarantors"). The Subsidiary Guarantors are each a direct, wholly owned subsidiary of the Company.

The Subsidiary Guarantors are holding companies rather than operating companies, and most of their subsidiaries are subject to HMO or insurance regulations. The regulated subsidiaries are generally required to satisfy minimum equity, capital, deposit and/or reserve requirements. At December 31, 1997 these requirements approximated $195 million. These requirements, which limit the ability of the regulated subsidiaries to transfer funds to the Subsidiary Guarantors, may impact the amount of funds that may be paid by the subsidiaries to the Subsidiary Guarantors. In addition, the rights of the Subsidiary Guarantors and the rights of their creditors, including holders of the Debt Securities, to participate in any distribution of the assets of a subsidiary upon the liquidation or recapitalization of such subsidiary will be subject to the prior claims of certain of the subsidiary's creditors, except to the extent that a Subsidiary Guarantor itself may be a creditor with recognized claims against the subsidiary.

In accordance with SEC requirements, the Company has prepared consolidating condensed financial statements to quantify the assets, operations and cash
flows of the Subsidiary Guarantors.   The following consolidating condensed
balance sheets, consolidating condensed statements of operations and consolidating condensed statements of cash flows present financial information for:

PARENT - PacifiCare Health Systems, Inc. on a stand-alone basis (carrying investments in subsidiaries under the equity method); the Company became the parent on February 14, 1997 effective with the FHP Acquisition (See Note 4 -"Acquisitions and Dispositions").

GUARANTOR SUBSIDIARIES - PacifiCare Operations, Inc. (formerly PacifiCare Health Systems, Inc.) and FHP International Corporation on a stand-alone basis (carrying investments in subsidiaries under the equity method). Effective with the FHP Acquisition, both companies ceased to be parent companies. Prior to the FHP Acquisition, PacifiCare Operations, Inc. was the ultimate parent company and borrower; there were no guarantor subsidiaries.

NON-GUARANTOR SUBSIDIARIES - Represents all other directly or indirectly wholly owned subsidiaries of the Guarantor Subsidiaries on a consolidated basis.

ELIMINATIONS - Entries eliminating investment in subsidiaries and intercompany balances and transactions.

THE COMPANY - The financial information for PacifiCare Health Systems, Inc. on a condensed consolidated basis.

PROVISION FOR INCOME TAXES - The Company and its Non-Guarantor Subsidiaries record the provision for income taxes in accordance with an intercompany tax-sharing agreement. Income tax benefits available to a Non-Guarantor Subsidiary which arise from net operating losses can only be used to offset the Non-Guarantor Subsidiary's taxable income in future periods. Accordingly, the tax benefit is excluded from the Non-Guarantor Subsidiary's operating results.


PACIFICARE HEALTH SYSTEMS, INC.
CONSOLIDATING CONDENSED BALANCE SHEETS                              SUBSIDIARY      NON-GUARANTOR
MARCH 31, 1998                                      PARENT          GUARANTORS      SUBSIDIARIES     ELIMINATIONS      COMPANY
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
IN THOUSANDS

Assets

Current assets:
   Cash and equivalents                           $        -         $   47,167      $  188,526      $         -     $  235,693
   Marketable securities                                   -            156,767         736,420           33,465        926,652
   Receivables, net                                        -              2,905         294,860           28,564        326,343
   Intercompany                                     (110,605)          (183,965)        294,570                -              -
   Prepaid expenses and other current assets            (233)             5,700          26,742                4         32,213
   Deferred income taxes                              (7,384)            65,127         (39,131)          92,789        111,401
--------------------------------------------------------------------------------------------------------------------------------
       Total current assets                         (118,222)            93,701       1,501,987          154,822      1,632,302
--------------------------------------------------------------------------------------------------------------------------------
Property, plant and equipment, net                         -             63,533         165,612                -        229,145
Marketable securities - restricted                         -                100         157,496                -        157,596
Investment in subsidiaries                         2,647,704          2,476,685       1,143,416       (6,267,791)             -
Goodwill and intangibles, net                              -          1,149,884       1,290,693                -      2,440,577
Other assets                                          10,421            173,963          43,163         (192,286)        35,261
--------------------------------------------------------------------------------------------------------------------------------
                                                  $2,539,903         $3,957,866      $4,302,367      $(6,305,255)   $ 4,494,881
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
Liabilities and Shareholders' Equity
Current liabilities:
   Medical claims and benefits payable            $        -         $       74      $  680,069      $    28,557    $   708,700
   Accounts payable and accrued liabilities          (24,238)           165,177         319,482                -        460,421
   Unearned premium revenue                                -                  -          43,034                -         43,034
   Long-term debt due within one year                      -                  -             152                -            152
--------------------------------------------------------------------------------------------------------------------------------
       Total current liabilities                     (24,238)           165,251       1,042,737           28,557      1,212,307
--------------------------------------------------------------------------------------------------------------------------------
Long-term debt due after one year                    940,000            100,000         160,005         (158,810)     1,041,195
Deferred income taxes                                      -              4,795           5,590           92,789        103,174
Other liabilities                                          -                  -          54,155                -         54,155
Minority interest                                          -                  -             355                -            355

Shareholders' equity:
   Capital stock                                         526                  -          52,495          (52,495)           526
   Additional paid-in capital                      1,607,518          3,121,926       2,728,476       (5,850,402)     1,607,518
   Accumulated other comprehensive income                  -              1,568           6,264                -          7,832
   Retained earnings                                  39,435            564,326         252,290         (364,894)       491,157
   Treasury shares                                   (23,338)                 -               -                -        (23,338)
--------------------------------------------------------------------------------------------------------------------------------
      Total shareholders' equity                   1,624,141          3,687,820       3,039,525       (6,267,791)     2,083,695
--------------------------------------------------------------------------------------------------------------------------------
                                                  $2,539,903         $3,957,866      $4,302,367      $(6,305,255)    $4,494,881
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------


PACIFICARE HEALTH SYSTEMS, INC.
CONSOLIDATING CONDENSED BALANCE SHEETS                           SUBSIDIARY    NON-GUARANTOR
DECEMBER 31, 1997                                     PARENT     GUARANTORS    SUBSIDIARIES    ELIMINATIONS     COMPANY
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
IN THOUSANDS
Assets
Current assets:
   Cash and equivalents                           $      -       $   24,119    $   656,555     $       -      $  680,674
   Marketable securities                                 -          118,902        745,806             -         864,708
   Receivables, net                                      -            4,987        292,271           4,087       301,345
   Intercompany                                      (78,230)      (239,847)       318,077             -             -
   Prepaid expenses and other current assets             176          5,001         27,017             -          32,194
   Deferred income taxes                              (1,323)        64,930         48,430             -         112,037
------------------------------------------------------------------------------------------------------------------------
       Total current assets                          (79,377)       (21,908)     2,088,156           4,087     1,990,958
------------------------------------------------------------------------------------------------------------------------

Property, plant and equipment, net                       -           64,699        171,244             -         235,943
Marketable securities - restricted                       -              100        145,889                       145,989
Investment in subsidiaries                         2,551,394      1,397,882        (89,962)     (3,859,314)          -
Goodwill and intangibles, net                            -        1,156,660      1,301,803             -       2,458,463
Other assets                                           9,831        176,540         11,352        (161,118)       36,605
------------------------------------------------------------------------------------------------------------------------
                                                  $2,481,848     $2,773,973    $ 3,628,482     $(4,016,345)   $4,867,958
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

Liabilities and Shareholders' Equity
Current liabilities:
   Medical claims and benefits payable            $      -       $       -     $   711,513     $     4,087    $  715,600
   Accounts payable and accrued liabilities           18,175        105,176        306,173              -        429,524
   Unearned premium revenue                              -               -         491,808              -        491,808
   Long-term debt due within one year                    -               -             154              -            154
------------------------------------------------------------------------------------------------------------------------
       Total current liabilities                      18,175        105,176      1,509,648           4,087     1,637,086
------------------------------------------------------------------------------------------------------------------------

Long-term debt due after one year                    910,000        100,000        162,352        (161,118)    1,011,234
Deferred income taxes                                    -            4,796         97,997              -        102,793
Other liabilities                                        -               -          54,283              -         54,283
Minority interest                                        -               -             375              -            375

Shareholders' equity:
   Capital stock                                         525            659         59,508         (60,167)          525
   Additional paid-in capital                      1,599,229      2,079,138      1,626,490      (3,705,628)    1,599,229
   Accumulated other comprehensive income                 -           1,595          8,398              -          9,993
   Retained (deficit) earnings                       (46,081)       482,609        109,431         (93,519)      452,440
------------------------------------------------------------------------------------------------------------------------
       Total shareholders' equity                  1,553,673      2,564,001      1,803,827      (3,859,314)    2,062,187
------------------------------------------------------------------------------------------------------------------------
                                                  $2,481,848     $2,773,973     $3,628,482     $(4,016,345)   $4,867,958
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------


PACIFICARE HEALTH SYSTEMS
CONSOLIDATING CONDENSED STATEMENTS OF OPERATIONS                        SUBSIDIARY        NON-GUARANTOR
FOR THE THREE MONTHS ENDED MARCH 31, 1998               PARENT          GUARANTORS        SUBSIDIARIES   ELIMINATIONS   COMPANY
---------------------------------------------------------------------------------------------------------------------------------
IN THOUSANDS
Operating revenue                                       $49,511         $ 59,260          $2,430,338     $(157,159)    $2,381,950
Health care services                                      -                -               2,051,465       (42,964)     2,008,501
Marketing, general and administrative
   expenses                                                 169            4,180             283,387        (5,423)       282,313
Amortization of goodwill and intangible assets            -                6,776              11,860            -          18,636
---------------------------------------------------------------------------------------------------------------------------------
Operating income (loss)                                  49,342           48,304              83,626      (108,772)        72,500
Interest income, net                                    (15,372)           1,207              21,951            -           7,786
---------------------------------------------------------------------------------------------------------------------------------
Income (loss) before income taxes                        33,970           49,511             105,577      (108,772)        80,286
Provision (benefit) for income taxes                     (7,376)           -                  46,316            -          38,940
---------------------------------------------------------------------------------------------------------------------------------
Net income (loss)                                       $41,346          $49,511             $59,261     $(108,772)       $41,346
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------


PACIFICARE HEALTH SYSTEMS, INC.
CONSOLIDATING CONDENSED STATEMENTS OF OPERATIONS                         SUBSIDIARY      NON-GUARANTOR
FOR THE THREE MONTHS ENDED MARCH 31, 1997               PARENT           GUARANTORS      SUBSIDIARIES     ELIMINATIONS      COMPANY
------------------------------------------------------------------------------------------------------------------------------------
IN THOUSANDS

Operating revenue                                        $36,248           $45,177        $1,874,844    $  (112,666)      $1,843,603
Health care services                                           -                 -         1,576,405        (28,748)       1,547,657
Marketing, general and administrative
   expenses                                                    -           (14,430)          231,473         (2,531)         214,512
Amortization of goodwill and intangible assets                 -             2,467             7,852             -            10,319
------------------------------------------------------------------------------------------------------------------------------------
Operating income (loss)                                   36,248            57,140            59,114        (81,387)          71,115
Interest income, net                                      (8,342)           (1,692)           18,000              -            7,966
------------------------------------------------------------------------------------------------------------------------------------
Income (loss) before income taxes                         27,906            55,448            77,114        (81,387)          79,081
Provision for income taxes                                     -             3,613            31,974              -           35,587
------------------------------------------------------------------------------------------------------------------------------------
Net income (loss)                                        $27,906          $ 51,835        $   45,140    $   (81,387)      $   43,494
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------



PACIFICARE HEALTH SYSTEMS, INC.
CONSOLIDATING CONDENSED STATEMENTS OF CASH FLOWS                             SUBSIDIARY    NON-GUARANTOR
FOR THE THREE MONTHS ENDED MARCH 31, 1998                    PARENT          GUARANTORS    SUBSIDIARIES    ELIMINATIONS  COMPANY
------------------------------------------------------------------------------------------------------------------------------------
IN THOUSANDS

Operating activities:
Net income (loss)                                            $ 41,346        $    49,511    $    59,261     $   (108,772) $  41,346
Adjustments to reconcile net income to net
 cash provided by operating activities:
   Amortization of goodwill and intangible assets                   -              6,776         11,860               -      18,636
   Depreciation and amortization                                    -              4,457          8,170               -      12,627
   Deferred income taxes                                        6,061               (133)        (3,560)              -       2,368
   Provision for doubtful accounts                                  -                  -            136               -         136
   Other noncash charges to income                                  -                 40            (62)              -         (22)
   Changes in assets and liabilities net of effects from
    acquisition:
     Receivables                                                    -              2,082        (27,216)              -     (25,134)
     Prepaid expenses and other assets                           (181)             1,878           (372)              -       1,325
     Intercompany                                             (17,136)           (60,350)       (31,286)         108,772          -
     Medical claims and benefits payable                            -               (156)        (6,744)              -      (6,900)
     Accounts payable and accrued liabilities                 (40,165)            60,231         12,951               -      33,017
     Unearned premium revenue                                       -                  -       (448,774)              -    (448,774)
------------------------------------------------------------------------------------------------------------------------------------
Net cash flows provided by (used in) operating activities     (10,075)            64,336       (425,636)              -    (371,375)
------------------------------------------------------------------------------------------------------------------------------------
Investing activities:
   Sale (purchase) of marketable securities                         -            (37,957)       (27,499)              -     (65,456)
   Sale (purchase) of marketable securities - restricted            -                  -        (11,607)              -     (11,607)
   Purchase of property, plant and equipment                        -             (3,331)        (2,496)              -      (5,827)
   Acquisitions, net of cash acquired                               -                  -           (750)              -        (750)
------------------------------------------------------------------------------------------------------------------------------------
Net cash flows used in investing activities                         -            (41,288)       (42,352)              -     (83,640)
------------------------------------------------------------------------------------------------------------------------------------
Financing activities:
   Proceeds from long-term borrowings, net of expenses         30,000                  -              -               -      30,000
   Repurchase of common stock                                 (23,338)                 -              -               -     (23,338)
   Proceeds from issuance of common stock                       6,042                  -              -               -       6,042
   Preferred dividends paid                                    (2,629)                 -              -               -      (2,629)
   Principal payments on long-term debt                             -                  -            (41)              -         (41)
------------------------------------------------------------------------------------------------------------------------------------
Net cash flows provided by (used in) financing activities      10,075                  -            (41)              -       10,034
------------------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in cash and equivalents                     -             23,048       (468,029)              -    (444,981)
Beginning cash and equivalents                                      -             24,119        656,555               -      680,674
------------------------------------------------------------------------------------------------------------------------------------
Ending cash and equivalents                                  $      -        $    47,167    $   188,526     $         -   $ 235,693
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------



PACIFICARE HEALTH SYSTEMS, INC.
CONSOLIDATING CONDENSED STATEMENTS OF CASH FLOWS                       SUBSIDIARY    NON-GUARANTOR
FOR THE THREE MONTHS ENDED MARCH 31, 1997              PARENT          GUARANTORS    SUBSIDIARIES    ELIMINATIONS    COMPANY
------------------------------------------------------------------------------------------------------------------------------
IN THOUSANDS

Operating activities:
Net income                                           $     27,906      $  51,835     $    45,140     $  (81,387)   $   43,494
Adjustments to reconcile net income to net
 cash provided by operating activities:
  Amortization of goodwill and intangible assets               --          2,467           7,852             --        10,319
  Depreciation and amortization                                --          3,298           5,843             --         9,141
  Loss on disposal of property, plant and equipment            --             --           2,966             --         2,966
  Provision for doubtful accounts                              --             --           1,690             --         1,690
  Deferred income taxes                                        --           (438)          1,349             --           911
  Changes in assets and liabilities net of effects
  from acquisition:
   Receivables                                                 --          1,414         (28,648)            --       (27,234)
   Prepaid expenses and other assets                         (146)       (32,833)         26,774             --        (6,205)
   Intercompany                                          (109,595)        65,809         (37,601)        81,387            --
   Medical claims and benefits payable                         --             --         (29,000)            --       (29,000)
   Accounts payable and accrued liabilities                 8,475         10,842          12,540             --        31,857
   Unearned premium revenue                                    --             --        (213,630)            --      (213,630)
------------------------------------------------------------------------------------------------------------------------------
Net cash flows provided by (used in) operating
 activities                                               (73,360)       102,394        (204,725)            --      (175,691)
------------------------------------------------------------------------------------------------------------------------------
Investing activities:
 Acquisitions, net of cash acquired                      (980,646)            --              --             --      (980,646)
 Sale of marketable securities                                 --         37,134          20,728             --        57,862
 Purchase of property, plant and equipment                     --         (4,848)         (3,825)            --        (8,673)
 Sale of marketable securities - restricted                    --             --             393             --           393
------------------------------------------------------------------------------------------------------------------------------
Net cash flows provided by (used in)
  investing activities                                   (980,646)        32,286          17,296             --      (931,064)
------------------------------------------------------------------------------------------------------------------------------
Financing activities:
 Proceeds from long-term borrowings,
   net of expenses                                      1,105,639             --              --             --     1,105,639
 Principal payments on long-term debt                     (80,000)       (19,649)            (76)            --       (99,725)
 Capitalization of Talbert                                     --        (67,000)             --             --       (67,000)
 Proceeds from issuance of common stock                    29,912             --              --             --        29,912
 Preferred dividends paid                                    (904)            --              --             --          (904)
------------------------------------------------------------------------------------------------------------------------------
Net cash flows provided by (used in)
financing activities                                    1,054,647        (86,649)            (76)            --       967,922
------------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in cash and equivalents               641         48,031        (187,505)            --      (138,833)
Beginning cash and equivalents                                 --         26,561         341,187             --       367,748
------------------------------------------------------------------------------------------------------------------------------
Ending cash and equivalents                          $        641      $  74,592     $   153,682     $       --    $  228,915
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------


                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                  PACIFICARE HEALTH SYSTEMS, INC.
                                  (Registrant)



Date: June 4, 1998                By:    /s/  ALAN R. HOOPS
                                     --------------------------------
                                            Alan R. Hoops
                                              President
                                       Chief Executive Officer
                                             and Director




Date: June 4, 1998                By:    /s/  WAYNE B. LOWELL
                                     --------------------------------
                                              Wayne B. Lowell
                                          Executive Vice President
                                        and Chief Financial Officer